Filed pursuant to Rule 433(d)
Registration Statement No. 333-130373

ABS New Issue Term Sheet

MASTR Asset Backed Securities Trust 2006-WMC3
Mortgage Pass-Through Certificates

$748,472,000
(Approximate)

Wells Fargo Bank, NA
(Master Servicer and Trust Administrator)

JPMorgan Chase Bank, National Association
(Servicer)

Mortgage Asset Securitization Transactions, Inc.
(Depositor)

UBS Real Estate Securities Inc.
(Seller and Sponsor)

September 7, 2006

abc

MASTR Asset Backed Securities Trust 2006-WMC3 Mortgage Pass-Through Certificates	abc

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued. Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you. You may withdraw your indication of interest at any time prior to the notice of allocation. The issuer is not obligated to issue such security or any similar security and the underwriter’s obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. In addition, you may get the prospectus for free by visiting our website at http://www.ubs.com/regulationab. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-(877) 867-2654.

AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS
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(1) that these materials contain confidential information; or
(2) that the sender does not accept liability relating to the accuracy or completeness of these materials; or
(3) that these materials do not constitute a solicitation or an offer to buy or sell securities in each case, is not applicable to these materials and should be disregarded. Such disclaimers have been automatically generated as a result of these materials having been sent via e-mail or another system such as Bloomberg.

MASTR Asset Backed Securities Trust 2006-WMC3
Mortgage Pass-Through Certificates
$748,472,000 (Approximate Offered Certificates)

Structure Overview
Class(1,2)	Approx. Size ($)(3)	Certificate Type	Expected WAL (years) Call(4) / Mat(4)	Expected Principal Window Call(4) / Mat(4)	Legal Final Distribution Date	Initial Credit Enhancement(5)	Expected Ratings S&P / Moody’s
Offered Certificates
A-2(6)	307,600,000	FLT / SEN / SEQ	1.00 / 1.00	1 - 22 / 1 - 22	August 2036	18.65%	AAA / Aaa
A-3(6)	87,100,000	FLT / SEN / SEQ	2.00 / 2.00	22 - 27 / 22 - 27	August 2036	18.65%	AAA / Aaa
A-4(6)	130,540,000	FLT / SEN / SEQ	3.25 / 3.25	27 - 61 / 27 - 61	August 2036	18.65%	AAA / Aaa
A-5(6)	78,282,000	FLT / SEN / SEQ	6.24 / 7.87	61 - 79 / 61 - 177	August 2036	18.65%	AAA / Aaa
M-1(6,7)	30,275,000	FLT / MEZ / SEQ	3.56 / 3.56	40 - 45 / 40 - 45	August 2036	15.35%	AA+ / Aa1
M-2(6,7)	26,605,000	FLT / MEZ / SEQ	4.69 / 4.69	45 - 75 / 45 - 75	August 2036	12.45%	AA / Aa2
M-3(6,7)	16,055,000	FLT / MEZ / SEQ	6.56 / 8.75	75 - 79 / 75 - 152	August 2036	10.70%	AA / Aa3
M-4(6,7)	14,678,000	FLT / MEZ	4.53 / 4.97	40 - 79 / 40 - 130	August 2036	9.10%	AA- / A1
M-5(6,7)	13,761,000	FLT / MEZ	4.51 / 4.92	39 - 79 / 39 - 125	August 2036	7.60%	A+ / A2
M-6(6,7)	13,302,000	FLT / MEZ	4.50 / 4.87	38 - 79 / 38 - 118	August 2036	6.15%	A / A3
M-7(6,7)	12,385,000	FLT / MEZ	4.48 / 4.79	38 - 79 / 38 - 110	August 2036	4.80%	A- / Baa1
M-8(6,7)	10,550,000	FLT / MEZ	4.48 / 4.70	38 - 79 / 38 - 101	August 2036	3.65%	BBB / Baa2
M-9(6,7)	7,339,000	FLT / MEZ	4.46 / 4.58	37 - 79 / 37 - 92	August 2036	2.85%	BBB- / Baa3
Non-Offered Certificates
A-1(6)	142,810,000	FLT / SEN / PT	Not Offered Hereby		August 2036	18.65%	AAA / Aaa
M-10(6,7)	9,174,000	FLT / MEZ	Not Offered Hereby		August 2036	1.85%	BB+ / Ba1

Notes:
(1)
The Class A-1 Certificates are backed by the cash flow from a pool of conforming balance, first and second lien, adjustable- and fixed-rate mortgage loans. The Class A-2, Class A-3, Class A-4 and Class A-5 Certificates are backed by the cash flow from a pool of conforming and non-conforming balance, first and second lien, fixed- and adjustable- rate mortgage loans. The Class M Certificates are backed by all of the mortgage loans.

(2)	The Certificates will be subject to the related Net WAC Rate as described herein.
(3)	The Approximate Size of each class is subject to a permitted variance of plus or minus 10%.
(4)	See the Pricing Speed below.
(5)	Includes initial Overcollateralization of approximately 1.85%.
(6)
After the Optional Termination Date, the margin on each of the Class A Certificates will increase to 2.0 times their initial margin and the margin on each of the Class M Certificates will increase to 1.5 times their initial margin.

(7)	The Class M Certificates are not expected to receive any principal distributions prior to the Stepdown Date.

Pricing Speed
Fixed-Rate Mortgage Loans	4.6% CPR growing to 23% CPR over 12 months and 23% CPR thereafter
Adjustable-Rate Mortgage Loans	2% CPR in month 1, building linearly (rounded to the nearest hundredth) to 30% CPR in month 12, remaining at 30% CPR until month 22, 50% CPR from month 23 to 27, and 35% CPR in month 28 and thereafter

Transaction Highlights

•	The mortgage loans consist of fixed and adjustable-rate, first and second lien residential mortgage loans originated by WMC Mortgage Corporation.
•	The transaction consists of a Senior / Mezz / OC structure.
•	The credit enhancement for the Certificates will be provided through subordination, overcollateralization as of the Cut-off Date of approximately 1.85% and excess spread.
•	The Class A and M Certificates also will have the benefit of an Interest Rate Swap Agreement and an Interest Rate Cap Agreement.
•	The Mortgage Loans will be serviced by JPMorgan Chase Bank, National Association, rated SQ1 (Moody’s), Strong (S&P) and RPS1 (Fitch).
•	None of the Mortgage Loans will be covered by mortgage insurance.
•	None of the Mortgage Loans are classified as “High Cost” loans.
•	The Offered Certificates will be ERISA eligible, subject to certain investor-based exemptions.
•	None of the Offered Certificates will be SMMEA eligible.
•	All numbers and percentages herein relating to the Mortgage Loans are as of the Cut-off Date unless otherwise noted.
•	The collateral balance is subject to a permitted variance of plus or minus 5%.
•	The Offered Certificates will be registered under a registration statement filed with the Securities and Exchange Commission.
•	Bloomberg: MABS 2006-WMC3
•	Intex: MAB06WM3

Mortgage Pool Summary
MABS 2006-WMC3 Mortgage Loans
	Group I		Group II
	Adjustable Rate	Fixed Rate	Adjustable Rate	Fixed Rate	Aggregate
Cut-off Date Balance	$139,932,368	$35,615,303	$586,283,465	$155,602,704	$917,433,840
Number of Loans	707	532	2,100	1,508	4,847
Average Loan Balance	$197,924	$66,946	$279,183	$103,185	$189,279
Wtd. Avg. Gross Coupon	7.903%	9.494%	7.828%	9.518%	8.191%
Wtd. Avg. Net Coupon(1)	7.381%	8.972%	7.306%	8.996%	7.669%
Wtd. Avg. FICO	644	638	641	641	641
Wtd. Avg. Original LTV(2)	81.47%	90.66%	80.29%	89.35%	82.41%
Wtd. Avg. Stated Rem Term (months)	357	269	357	257	336
Wtd. Avg. Seasoning (months)	3	3	3	3	3
Wtd. Avg. Months to Next Adj. Date	27	N/A	31	N/A	31
Wtd. Avg. Margin	6.291%	N/A	6.388%	N/A	6.369%
Wtd. Avg. Initial Rate Cap	3.123%	N/A	3.203%	N/A	3.188%
Wtd. Avg. Periodic Rate Cap	1.001%	N/A	1.010%	N/A	1.009%
Wtd. Avg. Maximum Rate	14.400%	N/A	14.311%	N/A	14.328%
Wtd. Avg. Minimum Rate	7.893%	N/A	7.781%	N/A	7.802%

(1)  The Administrative Fees have been subtracted from the Weighted Average Net Coupon.
(2)  References to loan-to-value ratios references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

Transaction Overview
Issuer:	MASTR Asset Backed Securities Trust 2006-WMC3.

Depositor:	Mortgage Asset Securitization Transactions, Inc.

Seller and Sponsor:	UBS Real Estate Securities Inc.

Originator:	WMC Mortgage Corporation.

Servicer:	JP Morgan Chase Bank, National Association.

Servicer Ratings:	Primary Servicer: SQ1 (Moody’s), Strong (S&P) and RPS1 (Fitch).

Master Servicer, Custodian and Trust Administrator:	Wells Fargo Bank, N.A.

Trustee:	U.S. Bank National Association.

Swap Provider:	TBD

Cap Provider:	TBD

Sole Underwriter:	UBS Securities LLC.

Credit Risk Manager:	Clayton Fixed Income Services Inc., formerly known as The Murrayhill Company.

Class A Certificates:	The Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates.

Class M Certificates:
The Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates and Class M-10 Certificates.

Group I Senior Certificates:	The Class A-1 Certificates.

Group II Senior Certificates:	The Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates.

Sequential Class M Certificates:	The Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates.

Offered Certificates:	The Class A Certificates (other than the Class A-1 Certificates) and Class M Certificates (other than the Class M-10 Certificates).

Non-Offered Certificates:	The Class A-1 Certificates, Class M-10 Certificates and Retained Certificates.

Retained Certificates:
The Class CE Certificates, Class P Certificates, Class R Certificates and Class R-X Certificates. The Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans and such amounts will not be available for distribution to the other certificates.

Collateral:
As of September 1, 2006, the Mortgage Loans will consist of approximately 4,487 fixed and adjustable-rate, first and second lien mortgage loans totaling approximately $917,433,840. The Mortgage Loans will be broken into two groups. The Group I Mortgage Loans will represent approximately 1,239 mortgage loans totaling $175,547,671 consisting of fixed-rate and adjustable-rate mortgage loans with principal balances that conform to Freddie Mac loans limit. The Group II Mortgage Loans will represent approximately 3,608 mortgage loans totaling $741,886,169 consisting of fixed-rate and adjustable-rate mortgage loans with principal balances that may or may not conform to Freddie Mac loan limits.

Transaction Overview
Expected Pricing Date:	September [8], 2006.

Expected Closing Date:	September 28, 2006.

Cut-off Date:	September 1, 2006.

Record Date:	The business day immediately preceding each Distribution Date.

Distribution Date:	The 25th day of each month (or if such 25th day is not a business day, the next succeeding business day) commencing in October 2006.

Determination Date:
The Determination Date with respect to any Distribution Date is on the 15th day of the month in which the Distribution Date occurs or, if such day is not a business day, the business day immediately preceding such 15th day.

Due Period:
The Due Period with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which the Distribution Date occurs and ends on the first day of the month in which the Distribution Date occurs.

Prepayment Period:
With respect to any Distribution Date and any principal prepayment in full, the period commencing on the 16th day of the calendar month preceding the calendar month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing September 1, 2006) and ending on the 15th day of the calendar month in which such Distribution Date occurs and for any Distribution Date and any principal prepayment in part, is the calendar month preceding the month in which such Distribution Date occurs.

Accrual Period:
For the Class A Certificates and the Class M Certificates for any Distribution Date is the period from the previous Distribution Date (or, in the case of the first Accrual Period from the Closing Date) to the day prior to the current Distribution Date. Interest will be calculated for the Class A Certificates and the Class M Certificates on the basis of the actual number of days in the Accrual Period, based on a 360-day year. Each class of Offered Certificates will initially settle flat (no accrued interest).

Optional Termination:
The majority holder of the Class CE Certificates (unless such majority holder is the Seller or an affiliate of the Seller), or if such majority holder fails to exercise such option, the Master Servicer (or if the Master Servicer fails to exercise its option, NIMs Insurer, if any), may purchase all of the Mortgage Loans and REO properties and retire the certificates on or after the Optional Termination Date.

Optional Termination Date:
The first Distribution Date on which the aggregate principal balance of the Mortgage Loans, after giving effect to distributions to be made on that Distribution Date, is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

ERISA:	The Offered Certificates are expected to be ERISA eligible as of the Closing Date, subject to certain investor based exemptions.

SMMEA:	None of the Certificates will be SMMEA eligible.

Taxation:	Designated portions of the Trust will be established as one or more REMICs for federal income tax purposes.

Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.

Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof.

Credit Enhancement
Credit Enhancement:
1) Excess Spread
2) Overcollateralization (“OC”)
3) Subordination
The Class A Certificates and the Class M Certificates also will have the benefit of an Interest Rate Swap Agreement and an Interest Rate Cap Agreement, each as described herein.

Overcollateralization Target Amount:
With respect to any Distribution Date, (i) prior to the Stepdown Date an amount equal to approximately 1.85% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown Date if there is no Trigger Event, the greater of (a) approximately 3.70% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (b) an amount equal to approximately 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date or (iii) on or after the Stepdown Date if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date. On and after any Distribution Date following the reduction of the aggregate certificate principal balance of the Class A Certificates and the Class M Certificates to zero, the Overcollateralization Target Amount shall be zero.

Overcollateralized Amount:
With respect to any Distribution Date, an amount equal to (i) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus (ii) the aggregate certificate principal balance of the Class A Certificates, the Class M Certificates and the Class P Certificates as of such Distribution Date (after giving effect to distributions to be made on such Distribution Date).

Overcollateralization Release Amount:
With respect to any Distribution Date, the lesser of (A) the principal remittance amount on such Distribution Date and (B) the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the principal remittance amount on such Distribution Date has been distributed) over (ii) the Overcollateralization Target Amount for such Distribution Date.

Stepdown Date:
The earlier to occur of (i) the first Distribution Date immediately succeeding the Distribution Date on which the aggregate certificate principal balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (A) the Distribution Date in October 2009 and (B) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distributions of the Group I or Group II Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on such Distribution Date) for the Class A Certificates is greater than or equal to approximately 37.30%.

Credit Enhancement Percentage:
The Credit Enhancement Percentage for any class and any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the class or classes subordinate thereto (including the Overcollateralized Amount) by (y) the aggregate principal balance of the Mortgage Loans, calculated after taking into account distributions of principal on the Mortgage Loans and distribution of the Group I Principal Distribution Amount and Group II Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the Distribution Date.

	EXPECTED TARGET CREDIT ENHANCEMENT PERCENTAGE
	Class	Closing Date	After Stepdown Date
	A	18.65%	37.30%
	M-1 / M-2 / M-3	10.70%	21.40%
	M-4	9.10%	18.20%
	M-5	7.60%	15.20%
	M-6	6.15%	12.30%
	M-7	4.80%	9.60%
	M-8	3.65%	7.30%
	M-9	2.85%	5.70%
	M-10	1.85%	3.70%

Credit Enhancement
Delinquency Percentage:
The Delinquency Percentage, for any Distribution Date, is a percentage equivalent to a fraction, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures, bankruptcies which are also 60 days delinquent and REO Properties) as of the close of business on the last day of prior calendar month, taking into account any prepayments received through the end of the Prepayment Period, and the denominator of which is the aggregate loan balance as of the close of business on the last day of such month, taking into account any prepayments received through the end of the Prepayment Period.

Rolling Three Month Delinquency Percentage:
Rolling Three Month Delinquency Percentage, with respect to any Distribution Date, will be the average of the Delinquency Percentages for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.

Trigger Event:
With respect to any Distribution Date on or after the Stepdown Date, a Trigger Event is in effect if:

(a)  the Rolling Three Month Delinquency Percentage as of the last day of the immediately preceding month, taking into account any prepayments received through the end of the Prepayment Period, equals or exceeds [37.05]% of the Credit Enhancement Percentage for the Class A Certificates and for that Distribution Date; or

(b)  the aggregate amount of realized loss incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the approximate applicable percentages as set forth below with respect to such Distribution Date:

	Payment Date Occurring in	Percentage
	October 2008 through September 2009	[1.50]% for the first month, plus an additional 1/12th of [1.80]% for each month thereafter
	October 2009 through September 2010	[3.30]% for the first month, plus an additional 1/12th of [1.85]% for each month thereafter
	October 2010 through September 2011	[5.15]% for the first month, plus an additional 1/12th of [1.50]% for each month thereafter
	October 2011 through September 2012	[6.65]% for the first month, plus an additional 1/12th of [0.80]% for each month thereafter
	October 2012 and thereafter	[7.45]%

Payment of Interest
Interest Payment Priority:
On each Distribution Date, the related Interest Remittance Amounts will be distributed in the following order of priority:
(i)  from Available Funds, to pay any Net Swap Payment or Swap Termination Payment owed to the Swap Provider (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event);
(ii)  the Group I Interest Remittance Amount, to the holders of the Class A-1 Certificates, the Senior Interest Distribution Amount related to such Certificates and from the Group II Interest Remittance Amount, to the holders of the Class A-2, Class A-3, Class A-4 and Class A-5 Certificates pro-rata, the Senior Interest Distribution Amount related to such Certificates. Any combined Interest Remittance Amount remaining after the distribution of the above will be available to pay any Senior Interest Distribution Amounts remaining unpaid to the related Certificates;
(iii)  to the holders of the Class M-1 Certificates, the Monthly Interest Distributable Amount for such class;
(iv)  to the holders of the Class M-2 Certificates, the Monthly Interest Distributable Amount for such class;
(v)  to the holders of the Class M-3 Certificates, the Monthly Interest Distributable Amount for such class;
(vi)  to the holders of the Class M-4 Certificates, the Monthly Interest Distributable Amount for such class;
(vii)  to the holders of the Class M-5 Certificates, the Monthly Interest Distributable Amount for such class;
(viii)  to the holders of the Class M-6 Certificates, the Monthly Interest Distributable Amount for such class;
(ix)  to the holders of the Class M-7 Certificates, the Monthly Interest Distributable Amount for such class;
(x)  to the holders of the Class M-8 Certificates, the Monthly Interest Distributable Amount for such class;
(xi)  to the holders of the Class M-9 Certificates, the Monthly Interest Distributable Amount for such class; and
(xii)  to the holders of the Class M-10 Certificates, the Monthly Interest Distributable Amount for such class.

Servicing Advances:
The Servicer is required to advance delinquent payments of principal and interest on the Mortgage Loans to the extent such amounts are deemed recoverable by the servicer. The Servicer is entitled to reimbursement for these advances, and therefore these advances are not a form of credit enhancement.

Pass-Through Rate:
The Pass-Through Rate on any Distribution Date with respect to each class of Certificates will equal the lesser of (a) the related Formula Rate for such Distribution Date and (b) the related Net WAC Rate for such Distribution Date.

Formula Rate:
The Formula Rate for each class of Certificates will equal the lesser of (a) 1-Month LIBOR as of the related LIBOR Determination Date plus the applicable certificate margin and (b) the related Maximum Cap Rate.

Administrative Fees:
The Servicing Fee calculated at the Servicing Fee Rate of 0.5000% per annum, the Master Servicing Fee calculated at the Master Servicing Fee Rate of 0.0095% per annum and the Credit Risk Manager Fee calculated at the Credit Risk Manager Fee Rate of 0.0125% per annum. Administrative Fees will be paid monthly based on the stated principal balance of the Mortgage Loans.

Available Funds:
Available Funds, with respect to any Distribution Date, is the sum of the following amounts (net of amounts reimbursable or payable therefrom to the master servicer, the servicer, the trust administrator, the trustee, the Credit Risk Manager, the custodian or the Swap Provider (including any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider but excluding any Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event)): (i) the aggregate amount of monthly payments made on the Mortgage Loans, (ii) certain unscheduled payments in respect of the Mortgage Loans, including prepayments, insurance proceeds, net liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for such Mortgage Loans occurring during the related Prepayment Period, excluding prepayment charges and (iii) payments from the servicer in connection with Servicing Advances and Prepayment Interest Shortfalls for such Distribution Date.

Payment of Interest
Monthly Interest Distributable Amount:
The Monthly Interest Distributable Amount for each of the Class A and Class M Certificates on any Distribution Date will be equal to the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance of such class immediately prior to such Distribution Date and reduced (to not less than zero), in the case of each such class, by any Prepayment Interest Shortfalls (allocated to such class and shortfalls resulting from the application of the Relief Act for such Distribution Date).

Senior Interest Distribution Amount:
The Senior Interest Distribution Amount on any Distribution Date will be equal to the sum of the Monthly Interest Distributable Amount for such Distribution Date with respect to the Class A Certificates and Unpaid Interest Shortfall Amount, if any, for that Distribution Date with respect to the Class A Certificates.

Group I Interest Remittance Amount:
The Group I Interest Remittance Amount with respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group I Mortgage Loans.

Group II Interest Remittance Amount:
The Group II Interest Remittance Amount with respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group II Mortgage Loans.

Interest Remittance Amount:	The Interest Remittance Amount means the sum of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount.

Unpaid Interest Shortfall Amount:
The Unpaid Interest Shortfall Amount means (i) for each class of Class A Certificates and the Class M Certificates and the first Distribution Date, zero, and (ii) with respect to each class of Class A Certificates and Class M Certificates and any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such class for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such class from preceding Distribution Dates exceeds (b) the aggregate amount distributed on such class in respect of interest pursuant to clause (a) of this definition on such preceding Distribution Date, plus interest on the amount of interest due but not paid on the certificates of such class on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such class for the related Accrual Period.

Net WAC Rate:
Class A Certificates: The per annum rate (subject, in each case, to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the weighted average of the Adjusted Net Mortgage Rates of the Group I Mortgage Loans, in the case of the Group I Senior Certificates and the Adjusted Net Mortgage Rates of the Group II Mortgage Loans, in the case of the Group II Senior Certificates, as of the first day of the calendar month preceding the month in which such Distribution Date occurs minus an amount, expressed as a per annum rate, equal to the sum of (x) the product of (i) any Net Swap Payment owed to the Swap Provider on such Distribution Date divided by the outstanding principal balance of the aggregate Mortgage Loans as of the first day of the calendar month preceding the month in which such Distribution Date occurs and (ii) 12 and (y) the product of (i) any Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event), payable by the Trust on such Distribution Date, divided by the outstanding principal balance of the aggregate Mortgage Loans as of the first day of the calendar month preceding the month in which such Distribution Date occurs and (ii) 12.
Class M Certificates: The per annum rate equal to the weighted average of the Net WAC Rate Cap for the Group I Senior Certificates and the Net WAC Rate Cap for the Group II Senior Certificates, weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the current aggregate Certificate Principal Balance of the related Class A Certificates.

Maximum Cap Rate:
The Maximum Cap Rate is calculated in the same manner as the Net WAC Rate, but based on the Adjusted Net Maximum Mortgage Rates of the applicable Mortgage Loans rather than the Adjusted Net Mortgage Rates of the applicable Mortgage Loans plus, an amount, expressed as a per annum rate, equal to the product of: (i) a fraction, the numerator of which is equal to the sum of (1) any Net Swap Payment made by the Swap Provider on such Distribution Date and (2) any payments received under the Interest Rate Cap on such Distribution Date and the denominator of which is equal to the outstanding principal balance of the Mortgage Loans as of the first day of the calendar month preceding the month in which such Distribution Date occurs and (ii) 12.

Adjusted Net Mortgage Rate:
The per annum rate equal to the mortgage rate of each Mortgage Loan as of the first day of the related Due Period minus (a) the Servicing Fee Rate, (b) the Master Servicing Fee Rate and (c) the Credit Risk Manager Fee Rate.

Adjusted Net Maximum Mortgage Rate:
The per annum rate equal to the maximum mortgage rate (or the mortgage rate for such Mortgage Loan, in the case of the fixed-rate Mortgage Loans) of each Mortgage Loan minus the sum of (a) the Servicing Fee Rate, (b) the Master Servicing Fee Rate and (c) the Credit Risk Manager Fee Rate.

Payment of Interest
Net WAC Rate Carryover Amount:
For any Distribution Date, the sum of (i) the excess of (a) the amount of interest such class would have accrued for such Distribution Date had the applicable Pass-Through Rate had been the related Formula Rate, over (b) the amount of interest such class of Certificates accrued for such Distribution Date based on the related Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Dates, together with accrued interest on such unpaid portion for the most recently ended Accrual Period at the related Formula Rate applicable for such class for such Accrual Period. The Net WAC Rate Carryover Amount will be distributed from certain amounts received by the Swap Administrator from the Swap Agreement, Interest Rate Cap and from the Net Monthly Excess Cashflow on a subordinated basis on the same Distribution Date or in any subsequent period. The ratings on each class of Certificates do not address the likelihood of the payment of any Net WAC Rate Carryover Amount.

Swap Agreement:
On the Closing Date, the Trustee will enter into a Swap Agreement with an initial notional amount of approximately $917,433,000. Under the Swap Agreement, the Trust will be obligated to pay an amount equal to the per annum periodic rate (shown in the attached Swap Schedule) on the notional amount as set forth in the Swap Agreement to the Swap Provider and the Trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement from the Swap Provider, until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”). See the attached schedule.
Any Net Swap Payment or Swap Termination Payment owed to the Swap Provider will be deposited from amounts collected on the Mortgage Loans prior to any distributions to certificateholders and deposited in a swap account (the “Swap Account”) other than any Swap Termination Payment resulting from a Swap Provider Trigger Event. Any Net Swap Payment received by the Trustee from the Swap Administrator will be deposited into the Swap Account pursuant to the Pooling and Servicing Agreement and a swap administration agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.
Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to Certificateholders.

On each Distribution Date, amounts in deposit in the Swap Account will be distributed as follows in each case after taking into account any payments made from Net Monthly Excess Cashflow:

(i)  to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date;
(ii)  to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not resulting from a Swap Provider Trigger Event pursuant to the Swap Agreement;
(iii)  to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Class A Certificates, pro-rata, and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Class M Certificates, sequentially;
(iv)  to pay any principal, on the Class A Certificates and the Class M Certificates, in accordance with the principal payment provisions described herein in an amount necessary to maintain the applicable Overcollateralization Target Amount;
(v)  to pay any previously allocated Realized Loss Amounts remaining on the Class M Certificates, sequentially;
(vi)  to pay the Net WAC Rate Carryover Amount on the Class A and Class M Certificates remaining unpaid; and
(vii)  to pay the Class CE Certificates as provided in the Swap Administration Agreement and the Pooling and Servicing Agreement.

Payment of Interest
Interest Rate Cap Agreement:
On each Distribution Date, any amounts received pursuant to the Interest Rate Cap Agreement will be deposited into an account (the “Cap Account”) and such amounts will be distributed as follows in each case after application of amounts received from the Swap Agreement and Net Monthly Excess Cashflow:
(i)   to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Class A Certificates, pro-rata, and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Class M Certificates, sequentially;
(ii)  to pay any principal, on the Class A Certificates and the Class M Certificates, in accordance with the principal payment provisions described herein in an amount necessary to maintain the applicable Overcollateralization Target Amount;
(iii)  to pay any previously allocated Realized Loss Amounts remaining on the Class M Certificates, sequentially;
(iv)  to pay the Net WAC Rate Carryover Amount on the Class A and Class M Certificates remaining unpaid; and
(v)  to pay the Class CE Certificates as provided in the Pooling and Servicing Agreement

Net Monthly Excess Cashflow:
For any Distribution Date is equal to the sum of (a) any Overcollateralization Release Amount and (b) the excess of (x) the Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the Class A Certificates and Class M Certificates, (B) the Unpaid Interest Shortfall Amounts for the Class A Certificates and (C) the principal remittance amount.

Payment of Principal
Principal Payment Priority:
On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Group I Principal Distribution Amount and the Group II Principal Distribution Amount shall be distributed as follows:
(i)  from Available Funds, to pay any Net Swap Payment or the Swap Termination Payment to the Swap Provider (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event);
(ii)  Group I Principal Distribution Amount will be distributed first, to the holders of the Class A-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero and second, any such principal remaining will be distributed, after taking into account the amount distributed pursuant to clause (iii) below, sequentially to the holders of the Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero;
(iii)  Group II Principal Distribution Amount will be distributed first, sequentially, to the holders of the Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates, in that order, until the Certificate Principal Balances have been reduced to zero and second, any such principal remaining will be distributed, after taking into account the amount distributed pursuant to clause (ii) above, to the holders of the Class A-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero;
(iv)  to the holders of the Class M-1 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii) and (iii) above until the Certificate Principal Balance thereof has been reduced to zero;
(v)  to the holders of the Class M-2 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii) and (iv) above until the Certificate Principal Balance thereof has been reduced to zero;
(vi)  to the holders of the Class M-3 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv) and (v) above until the Certificate Principal Balance thereof has been reduced to zero;
(vii)  to the holders of the Class M-4 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv), (v) and (vi) above until the Certificate Principal Balance thereof has been reduced to zero;
(viii)  to the holders of the Class M-5 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv), (v), (vi) and (vii) above until the Certificate Principal Balance thereof has been reduced to zero;
(ix)  to the holders of the Class M-6 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv), (v), (vi), (vii) and (viii) above until the Certificate Principal Balance thereof has been reduced to zero;
(x)  to the holders of the Class M-7 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv), (v), (vi), (vii), (viii) and (ix) above until the Certificate Principal Balance thereof has been reduced to zero;
(xi)  to the holders of the Class M-8 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix) and (x) above until the Certificate Principal Balance thereof has been reduced to zero
(xii)  to the holders of the Class M-9 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x) and (xi) above until the Certificate Principal Balance thereof has been reduced to zero; and
(xiii)  to the holders of the Class M-10 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi) and (xii) above until the Certificate Principal Balance thereof has been reduced to zero.

Payment of Principal
Principal Payment Priority: (continued)
On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Group I Principal Distribution Amount and the Group II Principal Distribution Amount shall be distributed as follows:
(i)  from Available Funds, to pay any Net Swap Payment or the Swap Termination Payment to the Swap Provider (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event);
(ii)  Group I Principal Distribution Amount will be distributed first, to the holders of the Class A-1 Certificates, up to the Group I Senior Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero, any Group I Principal Distribution Amount remaining undistributed will be distributed sequentially to the holders of the Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates, in that order, up to an amount equal to the Group II Senior Principal Distribution Amount remaining undistributed after taking into account the distribution of the Group II Principal Distribution Amount as described in (iii) below, until the Certificate Principal Balances thereof have been reduced to zero;
(iii)  Group II Principal Distribution Amount will be distributed first, sequentially to the holders of the Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates, in that order, up to the Group II Senior Principal Distribution Amount, until the Certificate Principal Balances thereof have been reduced to zero and second, any Group II Principal Distribution Amount remaining undistributed will be distributed to the holders of the Class A-1 Certificates, up to an amount equal to the Group I Senior Principal Distribution Amount remaining undistributed after taking into account the distribution in (ii) above, until the Certificate Principal Balance thereof has been reduced to zero;
(iv)  sequentially, to the holders of the Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates, the Sequential Class M Principal Distribution Amount, until the Certificate Principal Balances thereof have been reduced to zero;
(v)  to the holders of the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
(vi)  to the holders of the Class M-5 Certificates, the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
(vii)  to the holders of the Class M-6 Certificates, the Class M-6 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
(viii)  to the holders of the Class M-7 Certificates, the Class M-7 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
(ix)  to the holders of the Class M-8 Certificates, the Class M-8 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
(x)  to the holders of the Class M-9 Certificates, the Class M-9 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and
(xi)  to the holders of the Class M-10 Certificates, the Class M-10 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero.

Payment of Principal
Group I Principal Distribution Amount:
The Group I Principal Distribution Amount for any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Group I Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of Group I Mortgage Loans (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group I Mortgage Loans, and (iv) a percentage of the amount of any overcollateralization increase amount for such Distribution Date (based on the Group I senior allocation percentage) minus a percentage of the amount of any Overcollateralization Release Amount for such Distribution Date (based on the Group I senior allocation percentage).

Group II Principal Distribution Amount:
The Group II Principal Distribution Amount for any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Group II Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of Group II Mortgage Loans (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group II Mortgage Loans, and (iv) a percentage of the amount of any overcollateralization increase amount for such Distribution Date (based on the Group II senior allocation percentage) minus a percentage of the amount of any Overcollateralization Release Amount for such Distribution Date (based on the Group II senior allocation percentage).

Group I Senior Principal Distribution Amount:
The “Group I Senior Principal Distribution Amount” is an amount equal to the excess of (x) the aggregate Certificate Principal Balance of the Group I Senior Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 62.70% and (ii) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period minus approximately $877,738.

Group II Senior Principal Distribution Amount:
The “Group II Senior Principal Distribution Amount” is an amount equal to the excess of (x) the aggregate Certificate Principal Balance of the Group II Senior Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 62.70% and (ii) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period minus approximately $3,709,431.

Class A Principal Distribution Amount:	The “Class A Principal Distribution Amount” is an amount equal to the sum of the Group I Senior Principal Distribution Amount and the Group II Senior Principal Distribution Amount.

Sequential Class M Principal Distribution Amount:
The “Sequential Class M Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the aggregate Certificate Principal Balance of the Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 78.60% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,587,169.

Class M-4 Principal Distribution Amount:
The “Class M-4 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount) and (iii) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 81.80% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,587,169.

Payment of Principal
Class M-5 Principal Distribution Amount:
The “Class M-5 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 84.80% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,587,169.

Class M-6 Principal Distribution Amount:
The “Class M-6 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4 and Class M-5 Certificates (after taking into account the payment of the Class M-4 and Class M-5 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 87.70% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,587,169.

Class M-7 Principal Distribution Amount:
The “Class M-7 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4, Class M-5 and Class M-6 Certificates (after taking into account the payment of the Class M-4, Class M-5 and Class M-6 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 90.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,587,169.

Class M-8 Principal Distribution Amount:
The “Class M-8 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4, Class M-5, Class M-6 and Class M-7 Certificates (after taking into account the payment of the Class M-4, Class M-5, Class M-6 and Class M-7 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 92.70% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,587,169.

Class M-9 Principal Distribution Amount:
The “Class M-9 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates (after taking into account the payment of the Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 94.30% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,587,169.

Payment of Principal
Class M-10 Principal Distribution Amount:
The “Class M-10 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates (after taking into account the payment of the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 96.30% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,587,169.

Payment of Excess Cashflow
Monthly Excess Cashflow Distributions:
With respect to any Distribution Date, any Net Monthly Excess Cashflow shall be distributed as follows:
(i)  to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount allocated pro rata between the Group I Principal Distribution Amount and the Group II Principal Distribution Amount based on the amount of principal received from each Mortgage Loan Group, and distributable as part of the respective Group I and Group II Principal Distribution Amount;
(ii)  to the holders of the Class M-1 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(iii)  to the holders of the Class M-1 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(iv)  to the holders of the Class M-2 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(v)  to the holders of the Class M-2 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(vi)  to the holders of the Class M-3 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(vii)  to the holders of the Class M-3 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(viii)  to the holders of the Class M-4 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(ix)  to the holders of the Class M-4 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(x)  to the holders of the Class M-5 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(xi)  to the holders of the Class M-5 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(xii)  to the holders of the Class M-6 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(xiii)  to the holders of the Class M-6 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(xiv)  to the holders of the Class M-7 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(xv)  to the holders of the Class M-7 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(xvi)  to the holders of the Class M-8 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(xvii)  to the holders of the Class M-8 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(xviii)  to the holders of the Class M-9 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(xix)  to the holders of the Class M-9 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(xx)  to the holders of the Class M-10 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(xxi)  to the holders of the Class M-10 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(xxii)  to make payments to the Net WAC Rate Carryover Reserve Account, to the extent required, to distribute to the holders of the Class A and the Class M Certificates any Net WAC Rate Carryover Amounts for such classes;
(xxiii)  to the Swap Provider, any Swap Termination Payment resulting from a Swap Provider Trigger Event; and
(xxiv)  to the holders of the Class CE, Class R and Class P Certificates as provided in the Pooling and Servicing Agreement.

FOR ADDITIONAL INFORMATION PLEASE CALL:

UBS Securities LLC

Asset Backed Finance
Michael Leung	212-713-8661
Michael Boyle	212-713-4129
Glenn McIntyre	212-713-3180
Soohuck Chun	212-713-1280
John Fernandez	212-713-8859
Vadim Khoper	212-713-3818
Jennie Tom	212-713-4701
Justin Schwartz	212-713-8943
Kiran Vutla	212-713-4084
Elizabeth Szondy	212-713-6263

ABS Trading & Syndicate
Jack McCleary	212-713-4330
Richard Onkey	212-713-4330
Stuart Lippman	212-713-2946
Joe Ruttle	212-713-2252
Dave Stauber	212-713-4330

Rating Agency Contacts

Standard & Poor’s
Ken Epstein	212-438-4065
kenneth_epstein@standardandpoors.com

Spencer Van Kirk	212-438-3135
spencer_van_kirk@standardandpoors.com

Moody’s
Stephanie Poage	415-274-1741
stephanie.poage@moodys.com

Appendix 1-

Collateral Tables

Collateral Summary for the Aggregate Mortgage Loans
Statistics for the adjustable-rate and fixed-rate mortgage loans listed below are based on their Cut-Off Date scheduled balances respectively (except for FICO and LTV which is based at origination).
	Summary Statistics	Range (if applicable)
Number of Mortgage Loans:	4,847
Aggregate Current Principal Balance:	$917,433,840
Average Current Principal Balance:	$189,279	$14,274-$1,172,500
Aggregate Original Principal Balance:	$918,652,089
Average Original Principal Balance:	$189,530	$14,300-$1,172,500
Fully Amortizing Non-IO Mortgage Loans:	22.83%
Fully Amortizing IO Mortgage Loans:	12.89%
Balloon Loans:	64.28%
1st Lien:	88.96%
Wtd. Avg. Gross Coupon:	8.191%	5.150%-14.725%
Wtd. Avg. Original Term(months):	340	180-360
Wtd. Avg. Remaining Term(months):	336	170-358
Wtd. Avg. Margin(ARM Loan Only):	6.369%	1.000%-8.000%
Maximum Interest Rate (ARM Loans Only):	14.328%	11.225%-17.820%
Minimum Interest Rate (ARM Loans Only):	7.802%	2.750%-11.320%
Wtd. Avg. Original LTV:	82.41%	9.60%-100.00%
Wtd. Avg. Borrower FICO:	641	500-814
Geographic Distribution (Top 5):	CA	41.61%
	FL	8.72%
	NY	6.69%
	NJ	5.35%
	MD	4.19%

Current Unpaid Principal Balance of the Aggregate Mortgage Loans

Range of Current Unpaid Principal Balance ($)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50,000.00 or less	690	23,598,151	2.57	34,200	11.029	97.35	641	38.07	92.65
50,000.01 to 100,000.00	1,044	76,912,286	8.38	73,671	10.357	93.35	640	28.75	67.73
100,000.01 to 150,000.00	699	86,324,377	9.41	123,497	8.918	84.60	631	38.07	26.45
150,000.01 to 200,000.00	569	99,469,398	10.84	174,814	8.099	80.59	634	38.82	3.86
200,000.01 to 250,000.00	455	102,521,938	11.17	225,323	7.837	79.61	638	30.18	0.42
250,000.01 to 300,000.00	402	110,786,080	12.08	275,587	7.768	79.65	639	26.43	0.23
300,000.01 to 350,000.00	277	89,911,301	9.80	324,590	7.735	80.44	639	20.84	0.00
350,000.01 to 400,000.00	255	95,380,707	10.40	374,042	7.677	80.23	642	19.23	0.00
400,000.01 to 450,000.00	159	67,538,536	7.36	424,771	7.857	81.15	645	18.82	0.00
450,000.01 to 500,000.00	94	44,530,708	4.85	473,731	7.700	81.66	651	22.40	0.00
500,000.01 to 550,000.00	87	45,557,806	4.97	523,653	7.770	81.21	645	20.71	0.00
550,000.01 to 600,000.00	51	29,311,687	3.19	574,739	7.743	82.04	645	19.58	0.00
600,000.01 to 650,000.00	24	14,934,787	1.63	622,283	7.169	80.74	682	4.03	0.00
650,000.01 to 700,000.00	19	12,825,239	1.40	675,013	7.797	82.22	642	26.62	0.00
700,000.01 to 750,000.00	10	7,230,701	0.79	723,070	7.470	85.91	677	9.96	0.00
750,000.01 to 800,000.00	5	3,880,829	0.42	776,166	7.412	79.69	668	0.00	0.00
800,000.01 to 850,000.00	1	801,248	0.09	801,248	7.720	83.50	671	0.00	0.00
850,000.01 to 900,000.00	2	1,730,684	0.19	865,342	6.068	80.00	700	49.62	0.00
950,000.01 to 1,000,000.00	2	1,977,091	0.22	988,546	7.244	79.70	687	0.00	0.00
1,000,000.01 to 1,250,000.00	2	2,210,284	0.24	1,105,142	6.855	74.70	641	0.00	0.00
Total:	4,847	917,433,840	100.00	189,279	8.191	82.41	641	26.52	11.04

Current Mortgage Rates of the Aggregate Mortgage Loans

Range of Current Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
5.001 to 5.500	1	871,941	0.10	871,941	5.150	80.00	679	0.00	0.00
5.501 to 6.000	16	4,410,767	0.48	275,673	5.912	71.88	712	61.32	0.00
6.001 to 6.500	131	43,830,711	4.78	334,586	6.326	78.39	694	39.09	0.00
6.501 to 7.000	420	125,596,012	13.69	299,038	6.856	79.49	671	27.47	0.00
7.001 to 7.500	567	153,321,776	16.71	270,409	7.313	79.95	655	30.66	0.00
7.501 to 8.000	809	206,174,586	22.47	254,851	7.793	80.05	641	23.10	0.15
8.001 to 8.500	490	112,664,062	12.28	229,927	8.303	80.63	625	19.50	0.46
8.501 to 9.000	492	96,682,881	10.54	196,510	8.793	82.22	615	28.88	4.41
9.001 to 9.500	218	37,739,549	4.11	173,117	9.265	84.10	609	26.15	9.06
9.501 to 10.000	324	38,566,750	4.20	119,033	9.807	86.78	593	42.74	20.44
10.001 to 10.500	161	16,755,905	1.83	104,074	10.351	89.48	610	34.73	46.73
10.501 to 11.000	429	31,317,605	3.41	73,001	10.904	97.64	636	20.34	88.99
11.001 to 11.500	295	21,792,113	2.38	73,872	11.274	99.46	638	11.47	98.78
11.501 to 12.000	136	7,559,537	0.82	55,585	11.919	99.66	638	20.52	100.00
12.001 to 12.500	203	11,283,296	1.23	55,583	12.385	99.72	635	15.09	100.00
12.501 to 13.000	152	8,693,820	0.95	57,196	12.798	99.44	622	1.74	100.00
13.501 to 14.000	1	117,335	0.01	117,335	14.000	100.00	633	0.00	100.00
14.001 to 14.500	1	26,517	0.00	26,517	14.375	100.00	634	0.00	100.00
14.501 to 15.000	1	28,676	0.00	28,676	14.725	100.00	611	100.00	100.00
Total:	4,847	917,433,840	100.00	189,279	8.191	82.41	641	26.52	11.04

Credit Scores of the Aggregate Mortgage Loans

Range of Credit Scores	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
500 to 519	68	14,982,170	1.63	220,326	9.541	75.09	510	48.41	0.00
520 to 539	104	21,238,533	2.31	204,217	9.139	79.68	528	56.61	0.00
540 to 559	129	28,351,599	3.09	219,780	8.772	80.21	552	47.74	0.22
560 to 579	168	33,239,177	3.62	197,852	8.718	82.28	569	53.63	0.97
580 to 599	429	74,498,168	8.12	173,655	8.362	80.73	590	56.25	8.60
600 to 619	948	166,923,443	18.19	176,080	8.406	83.12	610	24.21	13.07
620 to 639	785	143,928,433	15.69	183,348	8.314	82.43	629	24.57	12.70
640 to 659	701	118,195,728	12.88	168,610	8.359	83.84	649	16.36	15.45
660 to 679	568	107,434,249	11.71	189,145	7.997	83.57	669	14.53	15.22
680 to 699	282	67,239,925	7.33	238,439	7.486	80.64	689	18.47	4.49
700 to 719	276	54,761,963	5.97	198,413	7.760	84.11	709	15.62	14.67
720 to 739	155	39,415,576	4.30	254,294	7.340	81.83	729	23.80	5.67
740 to 759	128	23,830,783	2.60	186,178	7.565	82.63	749	18.08	14.77
760 to 779	67	14,533,856	1.58	216,923	7.411	82.66	769	24.99	15.21
780 to 799	31	7,080,242	0.77	228,395	7.226	80.71	787	22.55	9.49
800 to 819	8	1,779,996	0.19	222,499	6.932	81.22	805	9.29	6.10
Total:	4,847	917,433,840	100.00	189,279	8.191	82.41	641	26.52	11.04

DTI Ratios of the Aggregate Mortgage Loans

Range of DTI Ratios (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
30.00 or less	416	67,275,544	7.33	161,720	8.208	82.12	639	28.96	9.63
30.01 to 35.00	404	67,254,008	7.33	166,470	8.102	81.16	639	30.51	9.00
35.01 to 40.00	753	134,497,779	14.66	178,616	8.148	82.08	643	25.32	10.72
40.01 to 45.00	1,123	218,833,539	23.85	194,865	8.120	82.28	648	23.25	11.56
45.01 to 50.00	1,698	341,481,094	37.22	201,108	8.330	82.73	641	20.47	12.42
50.01 to 55.00	377	72,805,851	7.94	193,119	7.955	83.03	628	55.29	8.13
55.01 to 60.00	76	15,286,024	1.67	201,132	7.912	83.85	618	54.08	5.01
Total:	4,847	917,433,840	100.00	189,279	8.191	82.41	641	26.52	11.04

Lien Status of the Aggregate Mortgage Loans

Lien Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1	3,249	816,109,009	88.96	251,188	7.827	80.27	640	27.51	0.00
2	1,598	101,324,830	11.04	63,407	11.124	99.63	651	18.54	100.00
Total:	4,847	917,433,840	100.00	189,279	8.191	82.41	641	26.52	11.04

Original LTV Ratios of the Aggregate Mortgage Loans

Range of Original LTV Ratios (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50.00 or less	50	7,463,723	0.81	149,274	8.064	37.80	592	40.15	0.00
50.01 to 55.00	18	3,532,429	0.39	196,246	7.972	53.39	615	25.68	0.00
55.01 to 60.00	40	7,085,837	0.77	177,146	8.083	58.04	595	36.18	0.00
60.01 to 65.00	48	11,567,328	1.26	240,986	7.693	62.87	608	30.52	0.00
65.01 to 70.00	100	25,306,398	2.76	253,064	7.816	68.77	599	24.79	0.00
70.01 to 75.00	127	27,504,275	3.00	216,569	7.797	73.63	602	34.19	0.00
75.01 to 80.00	2,254	582,720,139	63.52	258,527	7.696	79.93	652	21.69	0.00
80.01 to 85.00	164	43,117,264	4.70	262,910	8.124	84.55	608	39.80	0.12
85.01 to 90.00	247	58,689,777	6.40	237,610	8.239	89.49	622	43.27	1.86
90.01 to 95.00	306	53,325,355	5.81	174,266	8.892	94.66	613	54.70	8.78
95.01 to 100.00	1,493	97,121,315	10.59	65,051	11.068	99.98	652	20.12	98.34
Total:	4,847	917,433,840	100.00	189,279	8.191	82.41	641	26.52	11.04

Documentation Levels of the Aggregate Mortgage Loans

Documentation Level	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Streamlined	2,175	390,692,793	42.59	179,629	8.485	83.53	662	0.00	17.19
Full Documentation	1,485	243,333,212	26.52	163,861	8.038	82.96	621	100.00	7.72
Limited Documentation	669	152,668,323	16.64	228,204	7.755	82.82	633	0.00	7.22
Stated Documentation	380	103,238,413	11.25	271,680	8.140	76.13	623	0.00	0.95
Lite Documentation	138	27,501,098	3.00	199,283	7.978	82.98	641	0.00	12.24
Total:	4,847	917,433,840	100.00	189,279	8.191	82.41	641	26.52	11.04

Purpose of the Aggregate Mortgage Loans

Purpose	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Purchase	3,349	571,932,924	62.34	170,777	8.311	83.78	653	21.87	15.09
Cash Out Refinance	1,425	327,383,088	35.68	229,743	8.007	80.16	622	34.43	4.43
Rate & Term Refinance	73	18,117,828	1.97	248,189	7.712	79.81	630	30.33	2.69
Total:	4,847	917,433,840	100.00	189,279	8.191	82.41	641	26.52	11.04

Property Types of the Aggregate Mortgage Loans

Property Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Single Family	3,363	625,455,367	68.17	185,981	8.195	82.25	638	27.08	11.07
Multi-Family	340	91,339,899	9.96	268,647	8.235	82.14	650	19.05	10.50
PUD	442	84,968,984	9.26	192,238	8.238	83.02	645	29.91	10.27
Condominium	527	84,493,270	9.21	160,329	8.048	83.20	654	27.73	12.16
PUD Attached	175	31,176,320	3.40	178,150	8.231	82.74	642	24.78	11.24
Total:	4,847	917,433,840	100.00	189,279	8.191	82.41	641	26.52	11.04

Occupancy Status of the Aggregate Mortgage Loans

Occupancy Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Owner Occupied	4,626	880,532,768	95.98	190,344	8.189	82.31	639	26.26	11.11
Second Home	161	26,592,125	2.90	165,168	8.060	84.40	693	23.91	12.92
Investor Occupied	60	10,308,947	1.12	171,816	8.660	85.79	670	55.68	0.44
Total:	4,847	917,433,840	100.00	189,279	8.191	82.41	641	26.52	11.04

Geographic Distribution of the Mortgage Properties Related to the Aggregate Mortgage Loans

Location	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Southern California	1,096	274,684,134	29.94	250,624	7.921	81.60	652	16.83	11.86
Northern California	404	107,017,885	11.66	264,896	8.046	82.71	649	19.93	12.86
Florida	504	79,966,950	8.72	158,665	8.366	83.06	638	30.58	11.04
New York	231	61,339,666	6.69	265,540	8.175	82.37	641	22.41	10.29
New Jersey	226	49,072,645	5.35	217,136	8.274	81.64	637	22.56	8.81
Maryland	201	38,439,902	4.19	191,243	8.398	81.71	631	35.61	10.59
Illinois	258	37,260,323	4.06	144,420	8.428	83.90	639	30.70	9.58
Massachusetts	159	33,506,730	3.65	210,734	7.951	81.84	632	33.32	7.20
Washington	207	32,807,434	3.58	158,490	8.075	81.18	619	41.37	9.73
Texas	318	29,523,206	3.22	92,840	8.619	84.19	627	40.48	12.16
Other	1,243	173,814,964	18.95	139,835	8.507	83.32	632	37.21	10.76
Total:	4,847	917,433,840	100.00	189,279	8.191	82.41	641	26.52	11.04

Zip Code Distribution of the Mortgage Properties Related of the Aggregate Mortgage Loans

Zip Code	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
93550	21	3,949,187	0.43	188,057	8.205	82.61	656	6.02	14.96
91342	13	3,948,114	0.43	303,701	8.023	82.02	635	34.48	9.44
93536	16	3,553,472	0.39	222,092	8.035	84.42	637	11.14	16.54
89148	15	3,551,387	0.39	236,759	8.325	83.49	687	0.00	17.46
94565	14	3,520,910	0.38	251,494	8.326	84.97	631	23.50	11.52
91331	13	3,314,888	0.36	254,991	8.265	81.49	653	0.00	18.94
94591	11	3,070,666	0.33	279,151	8.061	81.01	640	57.20	10.04
92376	16	3,063,842	0.33	191,490	8.183	82.50	630	20.07	15.45
91745	9	3,018,220	0.33	335,358	8.167	82.33	612	0.00	16.41
93551	9	2,973,989	0.32	330,443	7.585	82.78	616	40.75	6.68
Other	4,710	883,469,165	96.30	187,573	8.193	82.40	641	26.82	10.94
Total:	4,847	917,433,840	100.00	189,279	8.191	82.41	641	26.52	11.04

Original Term to Maturity of the Aggregate Mortgage Loans

Range of Original Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	1,608	103,338,196	11.26	64,265	11.039	99.13	651	19.34	97.65
181 to 240	3	245,713	0.03	81,904	7.460	61.99	637	100.00	11.67
241 to 300	1	319,610	0.03	319,610	8.820	81.10	514	0.00	0.00
301 to 360	3,235	813,530,321	88.67	251,478	7.829	80.30	640	27.42	0.05
Total:	4,847	917,433,840	100.00	189,279	8.191	82.41	641	26.52	11.04

Remaining Term to Maturity of the Aggregate Mortgage Loans

Range of Remaining Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	1,608	103,338,196	11.26	64,265	11.039	99.13	651	19.34	97.65
181 to 240	3	245,713	0.03	81,904	7.460	61.99	637	100.00	11.67
241 to 300	1	319,610	0.03	319,610	8.820	81.10	514	0.00	0.00
301 to 360	3,235	813,530,321	88.67	251,478	7.829	80.30	640	27.42	0.05
Total:	4,847	917,433,840	100.00	189,279	8.191	82.41	641	26.52	11.04

Product Type of the Aggregate Mortgage Loans

Product Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2/6 MONTH LIBOR - 40 YR AMTERM	1,546	422,028,841	46.00	272,981	7.945	80.44	630	21.50	0.00
2/6 MONTH LIBOR	699	136,456,034	14.87	195,216	8.326	81.20	627	33.58	0.00
2/6 MONTH LIBOR - 60 MONTH IO	203	61,865,805	6.74	304,758	7.282	81.43	663	32.12	0.00
10/6 MONTH LIBOR - 120 MONTH IO	112	36,138,186	3.94	322,662	6.693	78.35	716	33.90	0.00
10/6 MONTH LIBOR - 40 YR AMTERM	69	18,998,827	2.07	275,345	6.991	80.16	713	15.15	0.00
2/6 MONTH LIBOR -120 MONTH IO	27	8,583,291	0.94	317,900	7.188	80.82	679	38.91	0.00
3/6 MONTH LIBOR - 40 YR AMTERM	27	7,767,216	0.85	287,675	7.879	81.44	630	37.23	0.00
10/6 MONTH LIBOR	31	7,738,543	0.84	249,630	7.305	80.62	698	31.13	0.00
3/6 MONTH LIBOR	33	6,491,611	0.71	196,715	8.082	78.80	636	31.06	0.00
10/1 ARM 1YR LIBOR - 120 MONTH IO	16	5,191,119	0.57	324,445	6.899	80.00	741	3.85	0.00
3/6 MONTH LIBOR - 60 MONTH IO	12	3,984,281	0.43	332,023	7.024	78.95	676	52.00	0.00
5/6 MONTH LIBOR	10	3,497,114	0.38	349,711	7.999	79.11	637	20.07	0.00
5/6 MONTH LIBOR - 40 YR AMTERM	8	3,270,056	0.36	408,757	7.710	77.29	635	14.89	0.00
5/6 MONTH LIBOR - 60 MONTH IO	5	1,184,480	0.13	236,896	7.149	80.54	687	30.42	0.00
10/6 MONTH LIBOR - 60 MONTH IO	2	1,053,600	0.11	526,800	7.566	80.00	694	64.16	0.00
10/1 ARM 1YR LIBOR - 40 YR AMTERM	4	907,876	0.10	226,969	7.141	80.00	704	0.00	0.00
6 MONTH LIBOR	2	788,202	0.09	394,101	9.535	71.70	552	0.00	0.00
5/6 MONTH LIBOR - 120 MONTH IO	1	270,750	0.03	270,750	6.865	95.00	643	100.00	0.00
30YR FXD	278	51,168,727	5.58	184,060	7.783	77.58	626	35.70	0.76
15YR FXD	35	3,059,548	0.33	87,416	8.369	82.76	654	48.64	20.61
20YR FXD	3	245,713	0.03	81,904	7.460	61.99	637	100.00	11.67
15YR BALLOON	1,573	100,278,648	10.93	63,750	11.120	99.63	651	18.44	100.00
BALLOON OTHER - 40 YR AMTERM	151	36,465,370	3.97	241,493	7.634	79.62	630	48.99	0.00
Total:	4,847	917,433,840	100.00	189,279	8.191	82.41	641	26.52	11.04

Prepayment Penalty Term of the Aggregate Mortgage Loans

Original Prepayment Penalty Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
None	1,741	292,329,469	31.86	167,909	8.545	83.37	637	27.19	14.60
12	150	32,806,301	3.58	218,709	8.485	82.70	646	21.56	10.49
17	1	420,000	0.05	420,000	6.525	80.00	768	0.00	0.00
18	6	2,102,489	0.23	350,415	7.126	80.00	705	6.66	0.00
24	2,459	479,441,549	52.26	194,974	8.165	82.67	637	24.70	11.23
36	490	110,334,031	12.03	225,171	7.304	78.72	668	34.62	1.24
Total:	4,847	917,433,840	100.00	189,279	8.191	82.41	641	26.52	11.04

Credit Grade of the Aggregate Mortgage Loans

Credit Grade	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
AA	2,265	440,235,958	47.99	194,365	7.914	82.96	682	18.71	12.51
A	1,641	294,111,295	32.06	179,227	8.351	82.79	621	23.59	12.97
A-	433	73,932,155	8.06	170,744	8.353	81.32	592	55.82	9.02
B+	233	50,022,584	5.45	214,689	8.648	81.79	568	48.99	0.34
B	166	34,896,129	3.80	210,218	8.966	79.79	541	54.50	0.33
C	75	17,029,796	1.86	227,064	9.369	73.45	532	38.51	0.25
AL	34	7,205,923	0.79	211,939	7.194	83.07	735	3.47	15.36
Total:	4,847	917,433,840	100.00	189,279	8.191	82.41	641	26.52	11.04

Next Adjustment Date of the Adjustable-Rate Aggregate Mortgage Loans

Next Adjustment Date	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2006-11-01	1	408,732	0.06	408,732	9.200	64.00	592	0.00	0.00
2006-12-01	1	379,471	0.05	379,471	9.895	80.00	508	0.00	0.00
2007-06-01	1	139,959	0.02	139,959	6.990	80.00	593	100.00	0.00
2007-11-01	1	165,797	0.02	165,797	7.275	80.00	676	0.00	0.00
2007-12-01	2	491,946	0.07	245,973	7.867	80.00	625	14.85	0.00
2008-01-01	1	365,548	0.05	365,548	7.800	95.00	561	0.00	0.00
2008-02-01	9	2,619,116	0.36	291,013	7.673	82.47	637	3.13	0.00
2008-03-01	18	4,529,126	0.62	251,618	8.667	79.57	619	25.64	0.00
2008-04-01	46	10,091,377	1.39	219,378	8.360	79.36	610	20.69	0.00
2008-05-01	477	120,466,907	16.59	252,551	8.006	80.68	633	26.79	0.00
2008-06-01	1,913	488,609,587	67.28	255,415	7.925	80.73	634	25.37	0.00
2008-07-01	7	1,454,608	0.20	207,801	8.386	80.00	656	0.00	0.00
2009-01-01	1	276,451	0.04	276,451	7.850	84.60	649	0.00	0.00
2009-05-01	16	3,748,622	0.52	234,289	8.174	81.56	644	51.35	0.00
2009-06-01	55	14,218,034	1.96	258,510	7.655	79.44	642	35.55	0.00
2011-04-01	1	199,154	0.03	199,154	7.670	80.00	583	100.00	0.00
2011-05-01	4	1,006,651	0.14	251,663	8.419	71.19	622	10.76	0.00
2011-06-01	19	7,016,595	0.97	369,294	7.627	80.23	648	21.55	0.00
2016-05-01	37	10,831,539	1.49	292,744	6.835	79.33	720	30.36	0.00
2016-06-01	196	59,068,612	8.13	301,370	6.881	79.25	713	25.61	0.00
2016-07-01	1	128,000	0.02	128,000	7.875	80.00	719	0.00	0.00
Total:	2,807	726,215,833	100.00	258,716	7.843	80.52	641	25.75	0.00

Gross Margins of the Adjustable-Rate Aggregate Mortgage Loans

Range of Gross Margins (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
4.000 or less	53	13,006,887	1.79	245,413	7.518	80.95	691	18.45	0.00
4.001 to 4.500	3	696,217	0.10	232,072	7.590	74.25	607	57.53	0.00
4.501 to 5.000	55	9,595,509	1.32	174,464	8.214	81.47	636	28.20	0.00
5.001 to 5.500	252	62,013,924	8.54	246,087	7.290	78.54	645	40.05	0.00
5.501 to 6.000	474	131,495,114	18.11	277,416	7.347	79.18	645	35.22	0.00
6.001 to 6.500	886	233,072,915	32.09	263,062	7.756	80.27	643	22.05	0.00
6.501 to 7.000	594	149,592,388	20.60	251,839	8.047	80.95	641	19.07	0.00
7.001 to 7.500	263	68,241,483	9.40	259,473	8.395	82.64	627	23.26	0.00
7.501 to 8.000	227	58,501,397	8.06	257,715	8.734	82.86	628	24.83	0.00
Total:	2,807	726,215,833	100.00	258,716	7.843	80.52	641	25.75	0.00

Minimum Mortgage Rate of the Adjustable-Rate Aggregate Mortgage Loans

Range of Minimum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
4.000 or less	20	6,098,996	0.84	304,950	6.935	80.00	735	3.28	0.00
5.001 to 5.500	3	1,226,961	0.17	408,987	5.805	77.90	663	0.00	0.00
5.501 to 6.000	15	3,953,937	0.54	263,596	5.901	70.36	718	56.85	0.00
6.001 to 6.500	113	38,564,602	5.31	341,280	6.345	78.99	701	36.97	0.00
6.501 to 7.000	345	105,553,302	14.53	305,952	6.872	79.88	671	25.10	0.00
7.001 to 7.500	481	131,379,592	18.09	273,138	7.317	79.97	657	28.49	0.00
7.501 to 8.000	696	183,531,430	25.27	263,695	7.797	80.35	642	22.19	0.00
8.001 to 8.500	421	102,256,149	14.08	242,889	8.303	80.65	625	17.77	0.00
8.501 to 9.000	365	83,355,863	11.48	228,372	8.790	81.59	610	27.16	0.00
9.001 to 9.500	148	30,690,092	4.23	207,365	9.263	82.99	598	24.19	0.00
9.501 to 10.000	137	28,797,527	3.97	210,201	9.773	83.58	572	45.29	0.00
10.001 to 10.500	39	7,497,699	1.03	192,249	10.290	81.56	552	37.34	0.00
10.501 to 11.000	22	3,120,780	0.43	141,854	10.764	81.34	537	47.93	0.00
11.001 to 11.500	2	188,905	0.03	94,452	11.253	81.24	505	24.72	0.00
Total:	2,807	726,215,833	100.00	258,716	7.843	80.52	641	25.75	0.00

Maximum Mortgage Rate of the Adjustable-Rate Aggregate Mortgage Loans

Range of Maximum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
11.001 to 11.500	1	253,600	0.03	253,600	6.225	80.00	737	0.00	0.00
11.501 to 12.000	13	4,884,072	0.67	375,698	6.491	80.00	735	4.09	0.00
12.001 to 12.500	20	5,307,452	0.73	265,373	6.238	72.82	717	42.35	0.00
12.501 to 13.000	111	38,585,055	5.31	347,613	6.337	79.00	703	36.13	0.00
13.001 to 13.500	340	104,199,670	14.35	306,470	6.853	79.91	671	25.53	0.00
13.501 to 14.000	485	132,348,289	18.22	272,883	7.318	79.98	657	28.72	0.00
14.001 to 14.500	691	182,726,339	25.16	264,438	7.793	80.31	642	21.91	0.00
14.501 to 15.000	426	103,033,951	14.19	241,864	8.300	80.62	626	17.66	0.00
15.001 to 15.500	371	84,449,694	11.63	227,627	8.794	81.57	610	26.88	0.00
15.501 to 16.000	155	32,221,213	4.44	207,879	9.296	82.78	598	23.38	0.00
16.001 to 16.500	131	27,426,622	3.78	209,364	9.770	83.91	572	47.81	0.00
16.501 to 17.000	38	7,411,410	1.02	195,037	10.291	81.58	551	37.77	0.00
17.001 to 17.500	23	3,179,561	0.44	138,242	10.761	81.15	536	48.89	0.00
17.501 to 18.000	2	188,905	0.03	94,452	11.253	81.24	505	24.72	0.00
Total:	2,807	726,215,833	100.00	258,716	7.843	80.52	641	25.75	0.00

Initial Periodic Rate Caps of the Adjustable-Rate Aggregate Mortgage Loans

Initial Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1.000	14	3,000,409	0.41	214,315	8.453	79.57	605	32.83	0.00
1.500	2	362,389	0.05	181,195	8.787	86.82	636	31.76	0.00
2.000	1	74,719	0.01	74,719	10.445	26.30	504	0.00	0.00
3.000	2,550	651,294,935	89.68	255,410	7.945	80.66	634	25.61	0.00
5.000	239	71,375,086	9.83	298,641	6.879	79.34	714	26.53	0.00
6.000	1	108,295	0.01	108,295	7.350	80.00	663	100.00	0.00
Total:	2,807	726,215,833	100.00	258,716	7.843	80.52	641	25.75	0.00

Subsequent Periodic Rate Caps of the Adjustable-Rate Aggregate Mortgage Loans

Subsequent Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1.000	2,786	719,869,552	99.13	258,388	7.850	80.52	641	25.95	0.00
1.500	1	247,285	0.03	247,285	7.990	90.00	647	0.00	0.00
2.000	20	6,098,996	0.84	304,950	6.935	80.00	735	3.28	0.00
Total:	2,807	726,215,833	100.00	258,716	7.843	80.52	641	25.75	0.00

Collateral Summary for the Group I Mortgage Loans
Statistics for the adjustable-rate and fixed-rate mortgage loans listed below are based on their Cut-Off Date scheduled balances respectively (except for FICO and LTV which is based at origination).
	Summary Statistics	Range (if applicable)
Number of Mortgage Loans:	1,239
Aggregate Current Principal Balance:	$175,547,671
Average Current Principal Balance:	$141,685	$14,903-$550,824
Aggregate Original Principal Balance:	$175,794,482
Average Original Principal Balance:	$141,884	$15,000-$552,000
Fully Amortizing Non-IO Mortgage Loans:	27.68%
Fully Amortizing IO Mortgage Loans:	7.99%
Balloon Loans:	64.33%
1st Lien:	90.11%
Wtd. Avg. Gross Coupon:	8.226%	5.600%-12.875%
Wtd. Avg. Original Term(months):	342	180-360
Wtd. Avg. Remaining Term(months):	339	173-358
Wtd. Avg. Margin(ARM Loan Only):	6.291%	1.000%-8.000%
Maximum Interest Rate (ARM Loans Only):	14.400%	12.100%-17.270%
Minimum Interest Rate (ARM Loans Only):	7.893%	5.600%-10.770%
Wtd. Avg. Original LTV:	83.34%	35.90%-100.00%
Wtd. Avg. Borrower FICO:	643	500-814
Geographic Distribution (Top 5):	CA	19.98%
	IL	9.31%
	FL	8.72%
	MD	8.05%
	WA	6.05%

Current Unpaid Principal Balance of the Group I Mortgage Loans

Range of Current Unpaid Principal Balance ($)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50,000.00 or less	327	10,640,759	6.06	32,541	11.077	98.73	642	37.48	97.10
50,000.01 to 100,000.00	211	15,335,414	8.74	72,680	9.732	89.32	633	40.25	45.79
100,000.01 to 150,000.00	202	25,120,472	14.31	124,359	8.094	80.93	636	36.76	0.00
150,000.01 to 200,000.00	181	31,155,523	17.75	172,130	7.818	81.67	655	33.84	0.00
200,000.01 to 250,000.00	106	23,862,640	13.59	225,119	7.887	81.22	646	20.81	0.00
250,000.01 to 300,000.00	82	22,663,566	12.91	276,385	7.667	81.24	649	17.00	0.00
300,000.01 to 350,000.00	63	20,411,321	11.63	323,989	7.877	81.26	638	15.96	0.00
350,000.01 to 400,000.00	44	16,455,757	9.37	373,994	7.825	84.25	630	11.53	0.00
400,000.01 to 450,000.00	19	7,861,173	4.48	413,746	8.011	82.02	641	5.29	0.00
450,000.01 to 500,000.00	2	958,844	0.55	479,422	7.261	85.01	687	49.90	0.00
500,000.01 to 550,000.00	1	531,379	0.30	531,379	7.970	70.00	630	0.00	0.00
550,000.01 to 600,000.00	1	550,824	0.31	550,824	7.750	80.00	611	0.00	0.00
Total:	1,239	175,547,671	100.00	141,685	8.226	83.34	643	25.52	9.89

Current Mortgage Rates of the Group I Mortgage Loans

Range of Current Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
5.501 to 6.000	5	1,054,103	0.60	210,821	5.908	80.00	688	38.45	0.00
6.001 to 6.500	25	5,845,697	3.33	233,828	6.360	80.32	691	58.65	0.00
6.501 to 7.000	83	18,195,549	10.37	219,223	6.844	80.95	666	34.36	0.00
7.001 to 7.500	132	27,863,537	15.87	211,087	7.311	81.11	662	32.92	0.00
7.501 to 8.000	224	46,223,557	26.33	206,355	7.783	80.89	642	23.06	0.00
8.001 to 8.500	140	24,021,566	13.68	171,583	8.299	81.20	637	16.90	0.06
8.501 to 9.000	143	21,955,701	12.51	153,536	8.777	83.91	623	17.70	4.02
9.001 to 9.500	57	8,093,253	4.61	141,987	9.276	85.22	607	15.33	8.79
9.501 to 10.000	85	5,700,036	3.25	67,059	9.780	88.82	614	21.93	26.95
10.001 to 10.500	29	2,340,673	1.33	80,713	10.346	91.40	604	45.33	35.83
10.501 to 11.000	107	5,356,828	3.05	50,064	10.877	96.59	627	24.21	83.48
11.001 to 11.500	54	2,465,876	1.40	45,664	11.337	98.91	639	30.19	100.00
11.501 to 12.000	49	2,108,418	1.20	43,029	11.902	99.67	635	25.56	100.00
12.001 to 12.500	65	2,672,052	1.52	41,108	12.397	99.47	629	28.10	100.00
12.501 to 13.000	41	1,650,824	0.94	40,264	12.739	99.13	626	3.46	100.00
Total:	1,239	175,547,671	100.00	141,685	8.226	83.34	643	25.52	9.89

Credit Scores of the Group I Mortgage Loans

Range of Credit Scores	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
500 to 519	4	1,070,651	0.61	267,663	9.775	74.31	510	19.58	0.00
520 to 539	17	3,805,006	2.17	223,824	9.139	85.51	528	9.30	0.00
540 to 559	16	2,986,580	1.70	186,661	8.882	80.11	551	47.57	2.12
560 to 579	20	3,774,004	2.15	188,700	9.094	89.79	570	32.19	3.53
580 to 599	121	15,089,323	8.60	124,705	8.453	81.98	589	68.11	9.90
600 to 619	267	34,207,948	19.49	128,120	8.407	83.25	609	27.36	11.52
620 to 639	223	30,714,290	17.50	137,732	8.394	83.53	629	18.33	11.71
640 to 659	193	25,222,612	14.37	130,687	8.280	84.80	649	12.59	11.95
660 to 679	146	19,476,930	11.09	133,404	8.062	84.24	668	23.93	13.60
680 to 699	77	14,713,246	8.38	191,081	7.573	81.03	690	19.89	2.64
700 to 719	72	10,576,721	6.02	146,899	7.824	83.67	709	13.89	14.10
720 to 739	35	7,104,002	4.05	202,971	7.435	80.28	730	35.85	0.35
740 to 759	25	3,169,266	1.81	126,771	7.850	84.79	748	32.16	8.93
760 to 779	14	1,684,354	0.96	120,311	7.820	84.60	769	11.25	15.12
780 to 799	7	1,571,472	0.90	224,496	7.343	80.59	786	22.45	0.00
800 to 819	2	381,266	0.22	190,633	6.472	80.93	808	0.00	4.66
Total:	1,239	175,547,671	100.00	141,685	8.226	83.34	643	25.52	9.89

DTI Ratios of the Group I Mortgage Loans

Range of DTI Ratios (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
30.00 or less	83	9,701,548	5.53	116,886	8.549	85.31	630	21.76	9.77
30.01 to 35.00	99	12,460,249	7.10	125,861	8.176	85.11	651	26.63	9.50
35.01 to 40.00	178	21,599,044	12.30	121,343	8.309	83.27	643	27.68	11.46
40.01 to 45.00	313	44,261,731	25.21	141,411	8.278	83.13	646	23.22	10.18
45.01 to 50.00	417	64,186,230	36.56	153,924	8.247	82.88	643	17.31	10.22
50.01 to 55.00	129	19,780,135	11.27	153,334	7.878	83.20	637	51.57	7.83
55.01 to 60.00	20	3,558,734	2.03	177,937	7.904	83.79	615	50.88	3.70
Total:	1,239	175,547,671	100.00	141,685	8.226	83.34	643	25.52	9.89

Lien Status of the Group I Mortgage Loans

Lien Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1	809	158,194,293	90.11	195,543	7.897	81.58	643	24.82	0.00
2	430	17,353,378	9.89	40,357	11.219	99.39	642	31.92	100.00
Total:	1,239	175,547,671	100.00	141,685	8.226	83.34	643	25.52	9.89

Original LTV Ratios of the Group I Mortgage Loans

Range of Original LTV Ratios (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50.00 or less	3	687,495	0.39	229,165	8.154	37.38	595	13.06	0.00
55.01 to 60.00	1	209,607	0.12	209,607	9.250	60.00	500	100.00	0.00
60.01 to 65.00	1	408,732	0.23	408,732	9.200	64.00	592	0.00	0.00
65.01 to 70.00	8	2,273,726	1.30	284,216	8.335	68.63	583	8.13	0.00
70.01 to 75.00	11	1,580,266	0.90	143,661	8.073	73.85	583	71.17	0.00
75.01 to 80.00	634	117,716,065	67.06	185,672	7.750	79.98	652	30.36	0.00
80.01 to 85.00	47	11,781,720	6.71	250,675	8.138	84.57	614	5.60	0.00
85.01 to 90.00	67	14,573,226	8.30	217,511	8.319	89.46	629	3.98	1.86
90.01 to 95.00	74	10,289,228	5.86	139,044	9.037	94.82	615	6.97	13.29
95.01 to 100.00	393	16,027,607	9.13	40,783	11.142	99.96	645	34.34	98.05
Total:	1,239	175,547,671	100.00	141,685	8.226	83.34	643	25.52	9.89

Documentation Levels of the Group I Mortgage Loans

Documentation Level	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Streamlined	543	73,229,829	41.72	134,862	8.478	82.73	661	0.00	13.02
Full Documentation	392	44,806,970	25.52	114,303	7.990	82.46	632	100.00	12.36
Limited Documentation	200	35,415,017	20.17	177,075	7.920	85.57	626	0.00	4.57
Stated Documentation	67	16,450,812	9.37	245,535	8.358	82.45	631	0.00	1.44
Lite Documentation	37	5,645,043	3.22	152,569	8.343	86.82	615	0.00	7.56
Total:	1,239	175,547,671	100.00	141,685	8.226	83.34	643	25.52	9.89

Purpose of the Group I Mortgage Loans

Purpose	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Purchase	785	87,291,553	49.73	111,199	8.326	83.38	653	30.95	13.07
Cash Out Refinance	434	84,180,502	47.95	193,964	8.139	83.26	632	20.59	6.90
Rate & Term Refinance	20	4,075,616	2.32	203,781	7.878	84.00	637	11.20	3.32
Total:	1,239	175,547,671	100.00	141,685	8.226	83.34	643	25.52	9.89

Property Types of the Group I Mortgage Loans

Property Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Single Family	848	116,985,593	66.64	137,955	8.264	83.46	639	26.44	10.29
Condominium	155	19,258,242	10.97	124,247	8.107	83.74	652	24.77	11.73
PUD	117	17,432,080	9.93	148,992	8.141	82.11	647	29.60	6.95
Multi-Family	63	12,537,771	7.14	199,012	8.198	82.82	653	16.64	6.87
PUD Attached	56	9,333,985	5.32	166,678	8.182	83.99	643	19.97	10.50
Total:	1,239	175,547,671	100.00	141,685	8.226	83.34	643	25.52	9.89

Occupancy Status of the Group I Mortgage Loans

Occupancy Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Owner Occupied	1,168	162,249,818	92.42	138,913	8.246	83.40	638	26.22	10.70
Second Home	62	11,783,107	6.71	190,050	7.862	81.92	699	17.69	0.00
Investor Occupied	9	1,514,745	0.86	168,305	8.831	87.19	674	11.86	0.00
Total:	1,239	175,547,671	100.00	141,685	8.226	83.34	643	25.52	9.89

Geographic Distribution of the Mortgage Properties Related to the Group I Mortgage Loans

Location	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Southern California	101	24,037,285	13.69	237,993	7.752	82.38	645	20.35	5.52
Illinois	132	16,340,294	9.31	123,790	8.470	84.02	649	13.38	11.08
Florida	119	15,309,961	8.72	128,655	8.375	84.20	645	28.60	9.77
Maryland	85	14,127,224	8.05	166,203	8.333	83.67	643	25.85	12.76
Northern California	49	11,029,440	6.28	225,091	8.109	82.36	645	12.52	8.30
Washington	88	10,622,010	6.05	120,705	7.992	83.20	633	42.06	13.78
Massachusetts	60	9,883,636	5.63	164,727	7.984	84.57	653	17.14	9.53
Virginia	45	8,234,948	4.69	182,999	8.562	82.33	635	12.14	11.69
Texas	108	7,858,879	4.48	72,767	8.433	83.75	633	43.16	13.77
New York	38	7,361,852	4.19	193,733	8.065	81.21	636	18.07	7.06
Other	414	50,742,141	28.91	122,566	8.354	83.63	641	32.39	9.92
Total:	1,239	175,547,671	100.00	141,685	8.226	83.34	643	25.52	9.89

Zip Code Distribution of the Mortgage Properties Related of the Group I Mortgage Loans

Zip Code	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
20886	7	1,466,076	0.84	209,439	8.233	86.53	644	0.00	6.52
02301	6	1,064,551	0.61	177,425	7.720	83.65	649	37.10	15.34
92701	2	949,954	0.54	474,977	7.708	81.76	624	0.00	0.00
01702	3	946,774	0.54	315,591	8.115	84.16	664	0.00	0.00
93550	5	927,826	0.53	185,565	7.710	81.55	684	0.00	13.30
60629	7	847,565	0.48	121,081	8.537	82.96	661	0.00	14.78
20906	5	844,977	0.48	168,995	7.897	82.15	641	71.62	10.74
93535	5	782,025	0.45	156,405	8.458	89.09	612	36.42	11.73
60101	5	767,832	0.44	153,566	7.994	86.18	666	0.00	12.20
20109	5	733,195	0.42	146,639	8.821	83.15	648	0.00	15.73
Other	1,189	166,216,896	94.68	139,796	8.233	83.29	642	26.18	9.90
Total:	1,239	175,547,671	100.00	141,685	8.226	83.34	643	25.52	9.89

Original Term to Maturity of the Group I Mortgage Loans

Range of Original Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	427	17,439,586	9.93	40,842	11.176	99.25	642	31.82	98.80
301 to 360	812	158,108,085	90.07	194,714	7.900	81.58	643	24.83	0.08
Total:	1,239	175,547,671	100.00	141,685	8.226	83.34	643	25.52	9.89

Remaining Term to Maturity of the Group I Mortgage Loans

Range of Remaining Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	427	17,439,586	9.93	40,842	11.176	99.25	642	31.82	98.80
301 to 360	812	158,108,085	90.07	194,714	7.900	81.58	643	24.83	0.08
Total:	1,239	175,547,671	100.00	141,685	8.226	83.34	643	25.52	9.89

Product Type of the Group I Mortgage Loans

Product Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2/6 MONTH LIBOR - 40 YR AMTERM	392	82,779,254	47.15	211,172	7.901	81.51	639	22.46	0.00
2/6 MONTH LIBOR	202	33,575,413	19.13	166,215	8.245	81.64	637	22.81	0.00
2/6 MONTH LIBOR - 60 MONTH IO	48	10,704,063	6.10	223,001	7.398	81.64	650	37.32	0.00
10/6 MONTH LIBOR - 40 YR AMTERM	21	4,585,134	2.61	218,340	7.118	80.90	696	16.62	0.00
10/6 MONTH LIBOR - 120 MONTH IO	14	2,785,575	1.59	198,970	7.042	80.92	724	49.06	0.00
10/6 MONTH LIBOR	11	1,937,965	1.10	176,179	7.396	81.12	691	30.95	0.00
3/6 MONTH LIBOR	10	1,370,085	0.78	137,008	8.510	82.07	624	15.58	0.00
3/6 MONTH LIBOR - 40 YR AMTERM	3	729,841	0.42	243,280	7.412	81.98	647	0.00	0.00
6 MONTH LIBOR	1	408,732	0.23	408,732	9.200	64.00	592	0.00	0.00
5/6 MONTH LIBOR - 40 YR AMTERM	1	395,694	0.23	395,694	8.990	80.00	613	0.00	0.00
2/6 MONTH LIBOR - 120 MONTH IO	2	325,840	0.19	162,920	7.092	80.00	712	0.00	0.00
5/6 MONTH LIBOR - 60 MONTH IO	1	216,000	0.12	216,000	7.100	84.40	779	0.00	0.00
5/6 MONTH LIBOR	1	118,772	0.07	118,772	8.275	85.00	649	0.00	0.00
30YR FXD	66	10,765,141	6.13	163,108	7.953	82.24	627	27.63	1.14
15YR FXD	9	415,227	0.24	46,136	9.433	93.76	624	45.31	49.67
15YR BALLOON	418	17,024,359	9.70	40,728	11.218	99.39	643	31.49	100.00
BALLOON OTHER - 40 YR AMTERM	39	7,410,576	4.22	190,015	7.774	82.69	643	41.73	0.00
Total:	1,239	175,547,671	100.00	141,685	8.226	83.34	643	25.52	9.89

Prepayment Penalty Term of the Group I Mortgage Loans

Original Prepayment Penalty Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
None	584	71,195,523	40.56	121,910	8.511	84.30	646	21.99	15.27
12	32	5,036,932	2.87	157,404	8.480	84.58	647	20.56	10.19
18	1	140,000	0.08	140,000	6.675	80.00	748	100.00	0.00
24	524	82,578,573	47.04	157,593	8.078	82.67	638	27.09	7.12
36	98	16,596,642	9.45	169,353	7.668	82.18	649	33.77	0.54
Total:	1,239	175,547,671	100.00	141,685	8.226	83.34	643	25.52	9.89

Credit Grade of the Group I Mortgage Loans

Credit Grade	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
AA	601	88,425,271	50.37	147,130	7.992	83.41	679	19.67	10.09
A	454	59,894,492	34.12	131,926	8.338	83.35	620	23.15	11.14
A-	130	15,749,742	8.97	121,152	8.447	82.47	589	70.57	10.76
B+	25	4,956,509	2.82	198,260	9.072	86.72	566	27.25	1.38
B	22	4,891,155	2.79	222,325	8.945	85.11	535	15.28	0.00
C	7	1,630,502	0.93	232,929	9.891	71.61	543	20.86	0.00
Total:	1,239	175,547,671	100.00	141,685	8.226	83.34	643	25.52	9.89

Next Adjustment Date of the Adjustable-Rate Group I Mortgage Loans

Next Adjustment Date	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2006-11-01	1	408,732	0.29	408,732	9.200	64.00	592	0.00	0.00
2007-06-01	1	139,959	0.10	139,959	6.990	80.00	593	100.00	0.00
2007-11-01	1	165,797	0.12	165,797	7.275	80.00	676	0.00	0.00
2008-01-01	1	365,548	0.26	365,548	7.800	95.00	561	0.00	0.00
2008-02-01	1	344,727	0.25	344,727	7.670	90.00	641	0.00	0.00
2008-03-01	3	558,024	0.40	186,008	8.952	87.73	653	29.62	0.00
2008-04-01	18	3,272,142	2.34	181,786	8.395	75.26	602	26.61	0.00
2008-05-01	126	24,862,434	17.77	197,321	8.059	80.35	636	26.59	0.00
2008-06-01	492	97,442,271	69.64	198,053	7.902	81.96	642	23.05	0.00
2008-07-01	1	233,668	0.17	233,668	7.745	80.00	658	0.00	0.00
2009-01-01	1	276,451	0.20	276,451	7.850	84.60	649	0.00	0.00
2009-05-01	3	303,442	0.22	101,147	9.134	82.04	570	0.00	0.00
2009-06-01	9	1,520,032	1.09	168,892	7.978	81.57	641	14.04	0.00
2011-06-01	3	730,466	0.52	243,489	8.315	82.11	668	0.00	0.00
2016-05-01	8	1,785,288	1.28	223,161	7.481	82.65	696	19.93	0.00
2016-06-01	38	7,523,386	5.38	197,984	7.076	80.55	705	31.54	0.00
Total:	707	139,932,368	100.00	197,924	7.903	81.47	644	23.72	0.00

Gross Margins of the Adjustable-Rate Group I Mortgage Loans

Range of Gross Margins (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
4.000 or less	14	2,695,935	1.93	192,567	8.581	84.05	657	4.29	0.00
4.001 to 4.500	2	295,705	0.21	147,852	8.667	80.00	650	0.00	0.00
4.501 to 5.000	32	5,318,456	3.80	166,202	8.153	81.39	646	16.59	0.00
5.001 to 5.500	69	13,644,334	9.75	197,744	7.443	80.64	647	30.18	0.00
5.501 to 6.000	118	25,251,077	18.05	213,992	7.490	80.73	634	50.46	0.00
6.001 to 6.500	228	44,538,321	31.83	195,344	7.804	81.05	648	20.64	0.00
6.501 to 7.000	132	26,100,304	18.65	197,730	8.082	82.26	646	12.65	0.00
7.001 to 7.500	62	11,796,562	8.43	190,267	8.281	83.32	644	13.02	0.00
7.501 to 8.000	50	10,291,675	7.35	205,834	8.732	81.52	636	12.67	0.00
Total:	707	139,932,368	100.00	197,924	7.903	81.47	644	23.72	0.00

Minimum Mortgage Rate of the Adjustable-Rate Group I Mortgage Loans

Range of Minimum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
5.501 to 6.000	5	1,054,103	0.75	210,821	5.908	80.00	688	38.45	0.00
6.001 to 6.500	25	5,889,792	4.21	235,592	6.419	80.31	691	56.59	0.00
6.501 to 7.000	71	15,469,276	11.05	217,877	6.884	80.76	662	31.38	0.00
7.001 to 7.500	117	25,034,137	17.89	213,967	7.315	81.16	664	31.95	0.00
7.501 to 8.000	196	40,588,178	29.01	207,083	7.790	80.81	644	22.26	0.00
8.001 to 8.500	116	20,612,066	14.73	177,690	8.300	81.02	640	14.28	0.00
8.501 to 9.000	104	19,073,695	13.63	183,401	8.782	83.25	620	16.04	0.00
9.001 to 9.500	36	6,297,177	4.50	174,922	9.273	82.66	603	10.54	0.00
9.501 to 10.000	26	3,782,138	2.70	145,467	9.716	85.30	589	20.28	0.00
10.001 to 10.500	7	1,292,891	0.92	184,699	10.309	86.89	574	10.26	0.00
10.501 to 11.000	4	838,915	0.60	209,729	10.633	81.88	545	0.00	0.00
Total:	707	139,932,368	100.00	197,924	7.903	81.47	644	23.72	0.00

Maximum Mortgage Rate of the Adjustable-Rate Group I Mortgage Loans

Range of Maximum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
12.001 to 12.500	5	1,054,103	0.75	210,821	5.908	80.00	688	38.45	0.00
12.501 to 13.000	24	5,749,972	4.11	239,582	6.361	80.32	692	57.96	0.00
13.001 to 13.500	69	14,953,640	10.69	216,719	6.845	80.67	663	32.46	0.00
13.501 to 14.000	118	25,199,934	18.01	213,559	7.315	81.15	665	31.74	0.00
14.001 to 14.500	194	40,450,024	28.91	208,505	7.786	80.76	644	22.12	0.00
14.501 to 15.000	117	20,859,351	14.91	178,285	8.297	81.13	640	14.11	0.00
15.001 to 15.500	107	19,472,276	13.92	181,984	8.782	83.26	621	15.71	0.00
15.501 to 16.000	39	6,767,088	4.84	173,515	9.313	82.69	601	11.51	0.00
16.001 to 16.500	23	3,294,174	2.35	143,225	9.736	85.65	588	22.46	0.00
16.501 to 17.000	7	1,292,891	0.92	184,699	10.309	86.89	574	10.26	0.00
17.001 to 17.500	4	838,915	0.60	209,729	10.633	81.88	545	0.00	0.00
Total:	707	139,932,368	100.00	197,924	7.903	81.47	644	23.72	0.00

Initial Periodic Rate Caps of the Adjustable-Rate Group I Mortgage Loans

Initial Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1.000	4	720,659	0.52	180,165	8.714	70.93	608	21.96	0.00
1.500	1	247,285	0.18	247,285	7.990	90.00	647	0.00	0.00
3.000	655	129,439,750	92.50	197,618	7.953	81.55	639	23.41	0.00
5.000	47	9,524,673	6.81	202,653	7.152	81.03	705	28.65	0.00
Total:	707	139,932,368	100.00	197,924	7.903	81.47	644	23.72	0.00

Subsequent Periodic Rate Caps of the Adjustable-Rate Group I Mortgage Loans

Subsequent Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1.000	706	139,685,082	99.82	197,854	7.903	81.46	644	23.76	0.00
1.500	1	247,285	0.18	247,285	7.990	90.00	647	0.00	0.00
Total:	707	139,932,368	100.00	197,924	7.903	81.47	644	23.72	0.00

Collateral Summary for the Group II Mortgage Loans
Statistics for the adjustable-rate and fixed-rate mortgage loans listed below are based on their Cut-Off Date scheduled balances respectively (except for FICO and LTV which is based at origination).
	Summary Statistics	Range (if applicable)
Number of Mortgage Loans:	3,608
Aggregate Current Principal Balance:	$741,886,169
Average Current Principal Balance:	$205,623	$14,274-$1,172,500
Aggregate Original Principal Balance:	$742,857,607
Average Original Principal Balance:	$205,892	$14,300-$1,172,500
Fully Amortizing Non-IO Mortgage Loans:	21.68%
Fully Amortizing IO Mortgage Loans:	14.05%
Balloon Loans:	64.27%
1st Lien:	88.68%
Wtd. Avg. Gross Coupon:	8.183%	5.150%-14.725%
Wtd. Avg. Original Term(months):	339	180-360
Wtd. Avg. Remaining Term(months):	336	170-358
Wtd. Avg. Margin(ARM Loan Only):	6.388%	2.250%-8.000%
Maximum Interest Rate (ARM Loans Only):	14.311%	11.225%-17.820%
Minimum Interest Rate (ARM Loans Only):	7.781%	2.750%-11.320%
Wtd. Avg. Original LTV:	82.19%	9.60%-100.00%
Wtd. Avg. Borrower FICO:	641	500-814
Geographic Distribution (Top 5):	CA	46.72%
	FL	8.72%
	NY	7.28%
	NJ	5.85%
	MD	3.28%

Current Unpaid Principal Balance of the Group II Mortgage Loans

Range of Current Unpaid Principal Balance ($)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50,000.00 or less	363	12,957,392	1.75	35,695	10.989	96.22	640	38.55	89.00
50,000.01 to 100,000.00	833	61,576,873	8.30	73,922	10.513	94.35	642	25.89	73.20
100,000.01 to 150,000.00	497	61,203,905	8.25	123,147	9.256	86.11	629	38.60	37.31
150,000.01 to 200,000.00	388	68,313,876	9.21	176,067	8.227	80.10	624	41.09	5.62
200,000.01 to 250,000.00	349	78,659,298	10.60	225,385	7.822	79.12	636	33.03	0.55
250,000.01 to 300,000.00	320	88,122,515	11.88	275,383	7.794	79.25	637	28.86	0.29
300,000.01 to 350,000.00	214	69,499,980	9.37	324,766	7.694	80.20	639	22.28	0.00
350,000.01 to 400,000.00	211	78,924,950	10.64	374,052	7.646	79.40	645	20.83	0.00
400,000.01 to 450,000.00	140	59,677,363	8.04	426,267	7.837	81.03	646	20.60	0.00
450,000.01 to 500,000.00	92	43,571,865	5.87	473,607	7.710	81.58	650	21.80	0.00
500,000.01 to 550,000.00	86	45,026,427	6.07	523,563	7.768	81.34	646	20.95	0.00
550,000.01 to 600,000.00	50	28,760,863	3.88	575,217	7.743	82.08	646	19.95	0.00
600,000.01 to 650,000.00	24	14,934,787	2.01	622,283	7.169	80.74	682	4.03	0.00
650,000.01 to 700,000.00	19	12,825,239	1.73	675,013	7.797	82.22	642	26.62	0.00
700,000.01 to 750,000.00	10	7,230,701	0.97	723,070	7.470	85.91	677	9.96	0.00
750,000.01 to 800,000.00	5	3,880,829	0.52	776,166	7.412	79.69	668	0.00	0.00
800,000.01 to 850,000.00	1	801,248	0.11	801,248	7.720	83.50	671	0.00	0.00
850,000.01 to 900,000.00	2	1,730,684	0.23	865,342	6.068	80.00	700	49.62	0.00
950,000.01 to 1,000,000.00	2	1,977,091	0.27	988,546	7.244	79.70	687	0.00	0.00
1,000,000.01 to 1,250,000.00	2	2,210,284	0.30	1,105,142	6.855	74.70	641	0.00	0.00
Total:	3,608	741,886,169	100.00	205,623	8.183	82.19	641	26.76	11.32

Current Mortgage Rates of the Group II Mortgage Loans

Range of Current Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
5.001 to 5.500	1	871,941	0.12	871,941	5.150	80.00	679	0.00	0.00
5.501 to 6.000	11	3,356,664	0.45	305,151	5.913	69.32	720	68.50	0.00
6.001 to 6.500	106	37,985,014	5.12	358,349	6.321	78.09	694	36.08	0.00
6.501 to 7.000	337	107,400,464	14.48	318,696	6.858	79.25	672	26.30	0.00
7.001 to 7.500	435	125,458,239	16.91	288,410	7.313	79.69	653	30.16	0.00
7.501 to 8.000	585	159,951,029	21.56	273,421	7.796	79.80	641	23.11	0.19
8.001 to 8.500	350	88,642,496	11.95	253,264	8.304	80.48	621	20.20	0.57
8.501 to 9.000	349	74,727,180	10.07	214,118	8.798	81.73	612	32.16	4.53
9.001 to 9.500	161	29,646,297	4.00	184,138	9.263	83.79	609	29.10	9.14
9.501 to 10.000	239	32,866,713	4.43	137,518	9.811	86.42	589	46.35	19.31
10.001 to 10.500	132	14,415,232	1.94	109,206	10.352	89.17	611	33.01	48.49
10.501 to 11.000	322	25,960,776	3.50	80,624	10.909	97.86	638	19.54	90.13
11.001 to 11.500	241	19,326,237	2.61	80,192	11.266	99.53	638	9.08	98.63
11.501 to 12.000	87	5,451,118	0.73	62,657	11.925	99.66	639	18.57	100.00
12.001 to 12.500	138	8,611,244	1.16	62,400	12.382	99.79	637	11.06	100.00
12.501 to 13.000	111	7,042,996	0.95	63,450	12.811	99.51	621	1.34	100.00
13.501 to 14.000	1	117,335	0.02	117,335	14.000	100.00	633	0.00	100.00
14.001 to 14.500	1	26,517	0.00	26,517	14.375	100.00	634	0.00	100.00
14.501 to 15.000	1	28,676	0.00	28,676	14.725	100.00	611	100.00	100.00
Total:	3,608	741,886,169	100.00	205,623	8.183	82.19	641	26.76	11.32

Credit Scores of the Group II Mortgage Loans

Range of Credit Scores	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
500 to 519	64	13,911,519	1.88	217,367	9.523	75.15	509	50.63	0.00
520 to 539	87	17,433,527	2.35	200,385	9.139	78.41	528	66.94	0.00
540 to 559	113	25,365,019	3.42	224,469	8.759	80.23	552	47.76	0.00
560 to 579	148	29,465,173	3.97	199,089	8.670	81.32	569	56.38	0.64
580 to 599	308	59,408,845	8.01	192,886	8.339	80.41	590	53.24	8.27
600 to 619	681	132,715,495	17.89	194,883	8.406	83.09	610	23.40	13.47
620 to 639	562	113,214,143	15.26	201,449	8.292	82.13	630	26.26	12.97
640 to 659	508	92,973,116	12.53	183,018	8.381	83.58	649	17.38	16.40
660 to 679	422	87,957,319	11.86	208,430	7.982	83.42	669	12.45	15.58
680 to 699	205	52,526,679	7.08	256,228	7.462	80.53	689	18.07	5.01
700 to 719	204	44,185,242	5.96	216,594	7.745	84.22	709	16.04	14.81
720 to 739	120	32,311,574	4.36	269,263	7.319	82.17	729	21.16	6.84
740 to 759	103	20,661,517	2.78	200,597	7.522	82.30	749	15.92	15.67
760 to 779	53	12,849,502	1.73	242,443	7.357	82.41	769	26.79	15.22
780 to 799	24	5,508,769	0.74	229,532	7.193	80.74	787	22.57	12.20
800 to 819	6	1,398,730	0.19	233,122	7.058	81.30	804	11.83	6.50
Total:	3,608	741,886,169	100.00	205,623	8.183	82.19	641	26.76	11.32

DTI Ratios of the Group II Mortgage Loans

Range of DTI Ratios (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
30.00 or less	333	57,573,996	7.76	172,895	8.151	81.59	640	30.17	9.61
30.01 to 35.00	305	54,793,759	7.39	179,652	8.086	80.26	636	31.39	8.88
35.01 to 40.00	575	112,898,735	15.22	196,346	8.117	81.85	643	24.87	10.58
40.01 to 45.00	810	174,571,809	23.53	215,521	8.080	82.07	649	23.25	11.91
45.01 to 50.00	1,281	277,294,864	37.38	216,467	8.350	82.70	640	21.20	12.92
50.01 to 55.00	248	53,025,715	7.15	213,813	7.984	82.96	624	56.67	8.25
55.01 to 60.00	56	11,727,290	1.58	209,416	7.914	83.87	619	55.05	5.40
Total:	3,608	741,886,169	100.00	205,623	8.183	82.19	641	26.76	11.32

Lien Status of the Group II Mortgage Loans

Lien Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1	2,440	657,914,716	88.68	269,637	7.810	79.96	639	28.16	0.00
2	1,168	83,971,453	11.32	71,893	11.105	99.68	653	15.77	100.00
Total:	3,608	741,886,169	100.00	205,623	8.183	82.19	641	26.76	11.32

Original LTV Ratios of the Group II Mortgage Loans

Range of Original LTV Ratios (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50.00 or less	47	6,776,228	0.91	144,175	8.055	37.84	592	42.89	0.00
50.01 to 55.00	18	3,532,429	0.48	196,246	7.972	53.39	615	25.68	0.00
55.01 to 60.00	39	6,876,230	0.93	176,314	8.048	57.98	598	34.23	0.00
60.01 to 65.00	47	11,158,596	1.50	237,417	7.638	62.83	609	31.64	0.00
65.01 to 70.00	92	23,032,672	3.10	250,355	7.765	68.78	601	26.44	0.00
70.01 to 75.00	116	25,924,009	3.49	223,483	7.781	73.62	603	31.94	0.00
75.01 to 80.00	1,620	465,004,075	62.68	287,040	7.683	79.92	652	19.50	0.00
80.01 to 85.00	117	31,335,544	4.22	267,825	8.118	84.55	606	52.66	0.16
85.01 to 90.00	180	44,116,551	5.95	245,092	8.212	89.50	620	56.25	1.85
90.01 to 95.00	232	43,036,127	5.80	185,501	8.858	94.62	613	66.11	7.70
95.01 to 100.00	1,100	81,093,708	10.93	73,722	11.053	99.99	654	17.31	98.39
Total:	3,608	741,886,169	100.00	205,623	8.183	82.19	641	26.76	11.32

Documentation Levels of the Group II Mortgage Loans

Documentation Level	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Streamlined	1,632	317,462,964	42.79	194,524	8.486	83.71	662	0.00	18.15
Full Documentation	1,093	198,526,242	26.76	181,634	8.049	83.08	618	100.00	6.67
Limited Documentation	469	117,253,307	15.80	250,007	7.705	81.99	635	0.00	8.02
Stated Documentation	313	86,787,601	11.70	277,277	8.098	74.94	621	0.00	0.86
Lite Documentation	101	21,856,055	2.95	216,397	7.884	81.98	648	0.00	13.45
Total:	3,608	741,886,169	100.00	205,623	8.183	82.19	641	26.76	11.32

Purpose of the Group II Mortgage Loans

Purpose	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Purchase	2,564	484,641,371	65.33	189,018	8.309	83.86	653	20.24	15.46
Cash Out Refinance	991	243,202,586	32.78	245,411	7.962	79.09	618	39.23	3.58
Rate & Term Refinance	53	14,042,212	1.89	264,947	7.665	78.59	628	35.89	2.51
Total:	3,608	741,886,169	100.00	205,623	8.183	82.19	641	26.76	11.32

Property Types of the Group II Mortgage Loans

Property Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Single Family	2,515	508,469,774	68.54	202,175	8.180	81.97	637	27.23	11.25
Multi-Family	277	78,802,128	10.62	284,484	8.241	82.03	650	19.43	11.08
PUD	325	67,536,904	9.10	207,806	8.263	83.26	644	29.98	11.12
Condominium	372	65,235,028	8.79	175,363	8.030	83.04	655	28.61	12.29
PUD Attached	119	21,842,335	2.94	183,549	8.252	82.21	641	26.84	11.56
Total:	3,608	741,886,169	100.00	205,623	8.183	82.19	641	26.76	11.32

Occupancy Status of the Group II Mortgage Loans

Occupancy Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Owner Occupied	3,458	718,282,949	96.82	207,716	8.176	82.07	639	26.27	11.21
Second Home	99	14,809,018	2.00	149,586	8.217	86.38	688	28.86	23.21
Investor Occupied	51	8,794,202	1.19	172,435	8.630	85.55	669	63.23	0.51
Total:	3,608	741,886,169	100.00	205,623	8.183	82.19	641	26.76	11.32

Geographic Distribution of the Mortgage Properties Related to the Group II Mortgage Loans

Location	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Southern California	995	250,646,849	33.79	251,906	7.937	81.53	653	16.50	12.46
Northern California	355	95,988,445	12.94	270,390	8.039	82.75	649	20.78	13.38
Florida	385	64,656,988	8.72	167,940	8.363	82.79	636	31.05	11.34
New York	193	53,977,815	7.28	279,678	8.190	82.52	641	23.00	10.73
New Jersey	193	43,382,687	5.85	224,781	8.277	81.38	636	22.29	8.96
Maryland	116	24,312,678	3.28	209,592	8.435	80.58	624	41.29	9.32
Massachusetts	99	23,623,094	3.18	238,617	7.937	80.71	623	40.09	6.22
Washington	119	22,185,424	2.99	186,432	8.114	80.21	613	41.04	7.80
Texas	210	21,664,327	2.92	103,163	8.687	84.36	625	39.50	11.58
Illinois	126	20,920,029	2.82	166,032	8.396	83.80	631	44.22	8.40
Other	817	120,527,833	16.25	147,525	8.556	83.27	629	40.36	10.90
Total:	3,608	741,886,169	100.00	205,623	8.183	82.19	641	26.76	11.32

Zip Code Distribution of the Mortgage Properties Related of the Group II Mortgage Loans

Zip Code	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
91342	12	3,608,936	0.49	300,745	8.093	82.20	633	28.33	10.33
91331	13	3,314,888	0.45	254,991	8.265	81.49	653	0.00	18.94
89148	14	3,259,691	0.44	232,835	8.386	83.80	686	0.00	19.02
93536	15	3,210,307	0.43	214,020	8.118	84.90	629	12.33	18.31
94591	11	3,070,666	0.41	279,151	8.061	81.01	640	57.20	10.04
93550	16	3,021,361	0.41	188,835	8.357	82.94	647	7.86	15.47
91745	9	3,018,220	0.41	335,358	8.167	82.33	612	0.00	16.41
94565	11	2,879,590	0.39	261,781	8.402	85.60	618	28.73	11.66
94080	8	2,850,124	0.38	356,266	8.181	83.99	688	0.00	19.95
91343	10	2,766,541	0.37	276,654	8.191	83.45	660	0.00	11.85
Other	3,489	710,885,845	95.82	203,751	8.181	82.15	641	27.33	11.15
Total:	3,608	741,886,169	100.00	205,623	8.183	82.19	641	26.76	11.32

Original Term to Maturity of the Group II Mortgage Loans

Range of Original Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	1,181	85,898,610	11.58	72,734	11.011	99.11	653	16.80	97.42
181 to 240	3	245,713	0.03	81,904	7.460	61.99	637	100.00	11.67
241 to 300	1	319,610	0.04	319,610	8.820	81.10	514	0.00	0.00
301 to 360	2,423	655,422,236	88.35	270,500	7.812	79.99	639	28.05	0.04
Total:	3,608	741,886,169	100.00	205,623	8.183	82.19	641	26.76	11.32

Remaining Term to Maturity of the Group II Mortgage Loans

Range of Remaining Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	1,181	85,898,610	11.58	72,734	11.011	99.11	653	16.80	97.42
181 to 240	3	245,713	0.03	81,904	7.460	61.99	637	100.00	11.67
241 to 300	1	319,610	0.04	319,610	8.820	81.10	514	0.00	0.00
301 to 360	2,423	655,422,236	88.35	270,500	7.812	79.99	639	28.05	0.04
Total:	3,608	741,886,169	100.00	205,623	8.183	82.19	641	26.76	11.32

Product Type of the Group II Mortgage Loans

Product Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2/6 MONTH LIBOR - 40 YR AMTERM	1,154	339,249,586	45.73	293,977	7.955	80.18	628	21.26	0.00
2/6 MONTH LIBOR	497	102,880,622	13.87	207,003	8.353	81.06	624	37.09	0.00
2/6 MONTH LIBOR - 60 MONTH IO	155	51,161,742	6.90	330,076	7.258	81.39	665	31.04	0.00
10/6 MONTH LIBOR - 120 MONTH IO	98	33,352,611	4.50	340,333	6.663	78.14	715	32.64	0.00
10/6 MONTH LIBOR - 40 YR AMTERM	48	14,413,693	1.94	300,285	6.950	79.92	718	14.69	0.00
2/6 MONTH LIBOR - 120 MONTH IO	25	8,257,451	1.11	330,298	7.192	80.85	678	40.44	0.00
3/6 MONTH LIBOR - 40 YR AMTERM	24	7,037,374	0.95	293,224	7.927	81.38	628	41.09	0.00
10/6 MONTH LIBOR	20	5,800,578	0.78	290,029	7.274	80.45	700	31.19	0.00
10/1 ARM 1YR LIBOR - 120 MONTH IO	16	5,191,119	0.70	324,445	6.899	80.00	741	3.85	0.00
3/6 MONTH LIBOR	23	5,121,526	0.69	222,675	7.968	77.92	639	35.20	0.00
3/6 MONTH LIBOR - 60 MONTH IO	12	3,984,281	0.54	332,023	7.024	78.95	676	52.00	0.00
5/6 MONTH LIBOR	9	3,378,342	0.46	375,371	7.990	78.90	637	20.77	0.00
5/6 MONTH LIBOR - 40 YR AMTERM	7	2,874,362	0.39	410,623	7.534	76.91	638	16.94	0.00
10/6 MONTH LIBOR - 60 MONTH IO	2	1,053,600	0.14	526,800	7.566	80.00	694	64.16	0.00
5/6 MONTH LIBOR - 60 MONTH IO	4	968,480	0.13	242,120	7.160	79.68	667	37.20	0.00
10/1 ARM 1YR LIBOR - 40 YR AMTERM	4	907,876	0.12	226,969	7.141	80.00	704	0.00	0.00
6 MONTH LIBOR	1	379,471	0.05	379,471	9.895	80.00	508	0.00	0.00
5/6 MONTH LIBOR - 120 MONTH IO	1	270,750	0.04	270,750	6.865	95.00	643	100.00	0.00
30YR FXD	212	40,403,587	5.45	190,583	7.738	76.35	626	37.85	0.65
15YR FXD	26	2,644,321	0.36	101,705	8.201	81.03	658	49.16	16.04
20YR FXD	3	245,713	0.03	81,904	7.460	61.99	637	100.00	11.67
15YR BALLOON	1,155	83,254,289	11.22	72,082	11.100	99.68	653	15.78	100.00
BALLOON OTHE - 40 YR AMTERM	112	29,054,794	3.92	259,418	7.598	78.84	627	50.84	0.00
Total:	3,608	741,886,169	100.00	205,623	8.183	82.19	641	26.76	11.32

Prepayment Penalty Term of the Group II Mortgage Loans

Original Prepayment Penalty Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
None	1,157	221,133,946	29.81	191,127	8.555	83.07	634	28.87	14.38
12	118	27,769,369	3.74	235,334	8.486	82.36	646	21.74	10.54
17	1	420,000	0.06	420,000	6.525	80.00	768	0.00	0.00
18	5	1,962,489	0.26	392,498	7.158	80.00	702	0.00	0.00
24	1,935	396,862,977	53.49	205,097	8.183	82.67	636	24.21	12.08
36	392	93,737,389	12.64	239,126	7.239	78.11	671	34.77	1.37
Total:	3,608	741,886,169	100.00	205,623	8.183	82.19	641	26.76	11.32

Credit Grade of the Group II Mortgage Loans

Credit Grade	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
AA	1,664	351,810,687	47.42	211,425	7.894	82.85	682	18.46	13.12
A	1,187	234,216,803	31.57	197,318	8.354	82.65	621	23.70	13.43
A-	303	58,182,413	7.84	192,021	8.327	81.00	593	51.82	8.55
B+	208	45,066,075	6.07	216,664	8.602	81.25	568	51.38	0.22
B	144	30,004,974	4.04	208,368	8.969	78.93	541	60.89	0.39
C	68	15,399,294	2.08	226,460	9.313	73.65	531	40.38	0.28
AL	34	7,205,923	0.97	211,939	7.194	83.07	735	3.47	15.36
Total:	3,608	741,886,169	100.00	205,623	8.183	82.19	641	26.76	11.32

Next Adjustment Date of the Adjustable-Rate Group II Mortgage Loans

Next Adjustment Date	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2006-12-01	1	379,471	0.06	379,471	9.895	80.00	508	0.00	0.00
2007-12-01	2	491,946	0.08	245,973	7.867	80.00	625	14.85	0.00
2008-02-01	8	2,274,390	0.39	284,299	7.673	81.32	637	3.61	0.00
2008-03-01	15	3,971,103	0.68	264,740	8.626	78.42	614	25.08	0.00
2008-04-01	28	6,819,235	1.16	243,544	8.343	81.33	613	17.85	0.00
2008-05-01	351	95,604,473	16.31	272,377	7.992	80.77	632	26.85	0.00
2008-06-01	1,421	391,167,315	66.72	275,276	7.930	80.43	632	25.94	0.00
2008-07-01	6	1,220,940	0.21	203,490	8.509	80.00	655	0.00	0.00
2009-05-01	13	3,445,180	0.59	265,014	8.090	81.52	650	55.88	0.00
2009-06-01	46	12,698,002	2.17	276,044	7.616	79.19	642	38.12	0.00
2011-04-01	1	199,154	0.03	199,154	7.670	80.00	583	100.00	0.00
2011-05-01	4	1,006,651	0.17	251,663	8.419	71.19	622	10.76	0.00
2011-06-01	16	6,286,129	1.07	392,883	7.547	80.01	646	24.06	0.00
2016-05-01	29	9,046,252	1.54	311,940	6.707	78.67	725	32.42	0.00
2016-06-01	158	51,545,226	8.79	326,236	6.852	79.06	714	24.74	0.00
2016-07-01	1	128,000	0.02	128,000	7.875	80.00	719	0.00	0.00
Total:	2,100	586,283,465	100.00	279,183	7.828	80.29	641	26.23	0.00

Gross Margins of the Adjustable-Rate Group II Mortgage Loans

Range of Gross Margins (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
4.000 or less	39	10,310,952	1.76	264,383	7.240	80.13	700	22.15	0.00
4.001 to 4.500	1	400,512	0.07	400,512	6.795	70.00	576	100.00	0.00
4.501 to 5.000	23	4,277,053	0.73	185,959	8.289	81.57	622	42.64	0.00
5.001 to 5.500	183	48,369,590	8.25	264,315	7.246	77.95	645	42.83	0.00
5.501 to 6.000	356	106,244,037	18.12	298,438	7.313	78.81	648	31.59	0.00
6.001 to 6.500	658	188,534,594	32.16	286,527	7.744	80.09	642	22.39	0.00
6.501 to 7.000	462	123,492,084	21.06	267,299	8.040	80.68	640	20.42	0.00
7.001 to 7.500	201	56,444,922	9.63	280,821	8.419	82.50	623	25.40	0.00
7.501 to 8.000	177	48,209,722	8.22	272,371	8.734	83.14	626	27.42	0.00
Total:	2,100	586,283,465	100.00	279,183	7.828	80.29	641	26.23	0.00

Minimum Mortgage Rate of the Adjustable-Rate Group II Mortgage Loans

Range of Minimum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
4.000 or less	20	6,098,996	1.04	304,950	6.935	80.00	735	3.28	0.00
5.001 to 5.500	3	1,226,961	0.21	408,987	5.805	77.90	663	0.00	0.00
5.501 to 6.000	10	2,899,833	0.49	289,983	5.899	66.85	729	63.54	0.00
6.001 to 6.500	88	32,674,810	5.57	371,305	6.331	78.75	703	33.44	0.00
6.501 to 7.000	274	90,084,026	15.37	328,774	6.870	79.73	672	24.02	0.00
7.001 to 7.500	364	106,345,455	18.14	292,158	7.317	79.69	655	27.68	0.00
7.501 to 8.000	500	142,943,252	24.38	285,887	7.799	80.22	641	22.17	0.00
8.001 to 8.500	305	81,644,083	13.93	267,686	8.303	80.55	622	18.66	0.00
8.501 to 9.000	261	64,282,168	10.96	246,292	8.793	81.09	608	30.46	0.00
9.001 to 9.500	112	24,392,915	4.16	217,794	9.261	83.07	597	27.71	0.00
9.501 to 10.000	111	25,015,389	4.27	225,364	9.782	83.31	570	49.07	0.00
10.001 to 10.500	32	6,204,808	1.06	193,900	10.286	80.46	547	42.98	0.00
10.501 to 11.000	18	2,281,866	0.39	126,770	10.812	81.14	533	65.54	0.00
11.001 to 11.500	2	188,905	0.03	94,452	11.253	81.24	505	24.72	0.00
Total:	2,100	586,283,465	100.00	279,183	7.828	80.29	641	26.23	0.00

Maximum Mortgage Rate of the Adjustable-Rate Group II Mortgage Loans

Range of Maximum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
11.001 to 11.500	1	253,600	0.04	253,600	6.225	80.00	737	0.00	0.00
11.501 to 12.000	13	4,884,072	0.83	375,698	6.491	80.00	735	4.09	0.00
12.001 to 12.500	15	4,253,349	0.73	283,557	6.319	71.04	724	43.32	0.00
12.501 to 13.000	87	32,835,083	5.60	377,415	6.333	78.77	704	32.30	0.00
13.001 to 13.500	271	89,246,030	15.22	329,321	6.854	79.78	673	24.37	0.00
13.501 to 14.000	367	107,148,355	18.28	291,957	7.318	79.71	655	28.01	0.00
14.001 to 14.500	497	142,276,315	24.27	286,270	7.795	80.18	641	21.85	0.00
14.501 to 15.000	309	82,174,600	14.02	265,937	8.301	80.50	622	18.56	0.00
15.001 to 15.500	264	64,977,418	11.08	246,127	8.797	81.07	607	30.22	0.00
15.501 to 16.000	116	25,454,125	4.34	219,432	9.292	82.80	597	26.53	0.00
16.001 to 16.500	108	24,132,448	4.12	223,449	9.775	83.68	569	51.27	0.00
16.501 to 17.000	31	6,118,519	1.04	197,372	10.287	80.46	546	43.59	0.00
17.001 to 17.500	19	2,340,647	0.40	123,192	10.808	80.89	533	66.41	0.00
17.501 to 18.000	2	188,905	0.03	94,452	11.253	81.24	505	24.72	0.00
Total:	2,100	586,283,465	100.00	279,183	7.828	80.29	641	26.23	0.00

Initial Periodic Rate Caps of the Adjustable-Rate Group II Mortgage Loans

Initial Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1.000	10	2,279,749	0.39	227,975	8.371	82.30	604	36.27	0.00
1.500	1	115,104	0.02	115,104	10.500	80.00	611	100.00	0.00
2.000	1	74,719	0.01	74,719	10.445	26.30	504	0.00	0.00
3.000	1,895	521,855,185	89.01	275,385	7.942	80.44	632	26.16	0.00
5.000	192	61,850,413	10.55	322,138	6.837	79.08	715	26.21	0.00
6.000	1	108,295	0.02	108,295	7.350	80.00	663	100.00	0.00
Total:	2,100	586,283,465	100.00	279,183	7.828	80.29	641	26.23	0.00

Subsequent Periodic Rate Caps of the Adjustable-Rate Group II Mortgage Loans

Subsequent Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1.000	2,080	580,184,470	98.96	278,935	7.838	80.30	640	26.47	0.00
2.000	20	6,098,996	1.04	304,950	6.935	80.00	735	3.28	0.00
Total:	2,100	586,283,465	100.00	279,183	7.828	80.29	641	26.23	0.00

Appendix 2-

Computational Material

Derivative Notional Schedules
Period	Accrual Start	Accrual End	Swap Notional Balance ($)	Swap Strike Rate (%)	Cap Notional Balance ($)	Cap Strike Rate (%)	Total Derivative Notional Balance ($)
1	9/28/2006	10/25/2006	917,433,000	5.45%	0	5.45%	917,433,000
2	10/25/2006	11/25/2006	905,193,000	5.45%	0	5.45%	905,193,000
3	11/25/2006	12/25/2006	890,060,000	5.45%	0	5.45%	890,060,000
4	12/25/2006	1/25/2007	872,045,000	5.45%	0	5.45%	872,045,000
5	1/25/2007	2/25/2007	851,204,000	5.45%	0	5.45%	851,204,000
6	2/25/2007	3/25/2007	827,600,000	5.45%	0	5.45%	827,600,000
7	3/25/2007	4/25/2007	801,347,000	5.45%	16,311,000	5.45%	817,658,000
8	4/25/2007	5/25/2007	772,563,000	5.45%	20,347,000	5.45%	792,910,000
9	5/25/2007	6/25/2007	741,421,000	5.45%	24,678,000	5.45%	766,099,000
10	6/25/2007	7/25/2007	708,155,000	5.45%	29,247,000	5.45%	737,402,000
11	7/25/2007	8/25/2007	676,410,000	5.45%	33,389,000	5.45%	709,799,000
12	8/25/2007	9/25/2007	646,114,000	5.45%	37,131,000	5.45%	683,245,000
13	9/25/2007	10/25/2007	617,201,000	5.45%	40,501,000	5.45%	657,702,000
14	10/25/2007	11/25/2007	589,606,000	5.45%	43,522,000	5.45%	633,128,000
15	11/25/2007	12/25/2007	563,269,000	5.45%	46,220,000	5.45%	609,489,000
16	12/25/2007	1/25/2008	538,131,000	5.45%	48,617,000	5.45%	586,748,000
17	1/25/2008	2/25/2008	514,136,000	5.45%	50,732,000	5.45%	564,868,000
18	2/25/2008	3/25/2008	491,232,000	5.45%	52,586,000	5.45%	543,818,000
19	3/25/2008	4/25/2008	469,351,000	5.45%	54,201,000	5.45%	523,552,000
20	4/25/2008	5/25/2008	448,198,000	5.45%	55,639,000	5.45%	503,837,000
21	5/25/2008	6/25/2008	410,074,000	5.45%	60,138,000	5.45%	470,212,000
22	6/25/2008	7/25/2008	375,737,000	5.45%	63,416,000	5.45%	439,153,000
23	7/25/2008	8/25/2008	140,613,000	5.45%	269,894,000	5.45%	410,507,000
24	8/25/2008	9/25/2008	135,049,000	5.45%	248,979,000	5.45%	384,028,000
25	9/25/2008	10/25/2008	129,753,000	5.45%	229,892,000	5.45%	359,645,000
26	10/25/2008	11/25/2008	125,023,000	5.45%	219,560,000	5.45%	344,583,000
27	11/25/2008	12/25/2008	120,469,000	5.45%	209,716,000	5.45%	330,185,000
28	12/25/2008	1/25/2009	116,084,000	5.45%	200,336,000	5.45%	316,420,000
29	1/25/2009	2/25/2009	111,862,000	5.45%	191,405,000	5.45%	303,267,000
30	2/25/2009	3/25/2009	107,797,000	5.45%	182,893,000	5.45%	290,690,000
31	3/25/2009	4/25/2009	103,882,000	5.45%	174,779,000	5.45%	278,661,000
32	4/25/2009	5/25/2009	100,112,000	5.45%	167,046,000	5.45%	267,158,000
33	5/25/2009	6/25/2009	96,481,000	5.45%	159,674,000	5.45%	256,155,000
34	6/25/2009	7/25/2009	92,985,000	5.45%	152,646,000	5.45%	245,631,000
35	7/25/2009	8/25/2009	87,113,000	5.45%	148,454,000	5.45%	235,567,000
36	8/25/2009	9/25/2009	84,021,000	5.45%	141,918,000	5.45%	225,939,000
37	9/25/2009	10/25/2009	81,039,000	5.45%	135,688,000	5.45%	216,727,000
38	10/25/2009	11/25/2009	78,163,000	5.45%	129,748,000	5.45%	207,911,000
39	11/25/2009	12/25/2009	75,390,000	5.45%	124,085,000	5.45%	199,475,000
40	12/25/2009	1/25/2010	72,715,000	5.45%	118,685,000	5.45%	191,400,000
41	1/25/2010	2/25/2010	70,136,000	5.45%	113,538,000	5.45%	183,674,000
42	2/25/2010	3/25/2010	67,648,000	5.45%	108,630,000	5.45%	176,278,000
43	3/25/2010	4/25/2010	65,249,000	5.45%	103,948,000	5.45%	169,197,000
44	4/25/2010	5/25/2010	62,935,000	5.45%	99,482,000	5.45%	162,417,000
45	5/25/2010	6/25/2010	60,703,000	5.45%	95,221,000	5.45%	155,924,000
46	6/25/2010	7/25/2010	58,550,000	5.45%	91,156,000	5.45%	149,706,000
47	7/25/2010	8/25/2010	56,474,000	5.45%	87,278,000	5.45%	143,752,000
48	8/25/2010	9/25/2010	54,472,000	5.45%	83,578,000	5.45%	138,050,000
49	9/25/2010	10/25/2010	52,540,000	5.45%	80,046,000	5.45%	132,586,000
50	10/25/2010	11/25/2010	50,678,000	5.45%	76,674,000	5.45%	127,352,000
51	11/25/2010	12/25/2010	48,881,000	5.45%	73,456,000	5.45%	122,337,000
52	12/25/2010	1/25/2011	47,148,000	5.45%	70,383,000	5.45%	117,531,000
53	1/25/2011	2/25/2011	45,477,000	5.45%	67,449,000	5.45%	112,926,000
54	2/25/2011	3/25/2011	43,865,000	5.45%	64,647,000	5.45%	108,512,000
55	3/25/2011	4/25/2011	42,310,000	5.45%	61,971,000	5.45%	104,281,000
56	4/25/2011	5/25/2011	40,810,000	5.45%	59,415,000	5.45%	100,225,000
57	5/25/2011	6/25/2011	39,363,000	5.45%	56,974,000	5.45%	96,337,000
58	6/25/2011	7/25/2011	37,968,000	5.45%	54,641,000	5.45%	92,609,000
59	7/25/2011	8/25/2011	36,622,000	5.45%	52,410,000	5.45%	89,032,000
60	8/25/2011	9/25/2011	35,323,000	5.45%	50,278,000	5.45%	85,601,000
61	9/25/2011	10/25/2011	0	NA	0	NA	0

Derivative Notional Schedules

Sensitivity Analysis(1)
To Optional Termination

Class A-2 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	1.71	1.24	1.00	0.84	0.72
Principal Window (mos)	1 - 40	1 - 27	1 - 22	1 - 19	1 - 16

Class A-3 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	4.01	2.65	2.00	1.71	1.49
Principal Window (mos)	40 - 59	27 - 39	22 - 27	19 - 22	16 - 20

Class A-4 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	7.29	4.80	3.25	2.24	1.87
Principal Window (mos)	59 - 127	39 - 84	27 - 61	22 - 33	20 - 26

Class A-5 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	12.93	8.55	6.24	4.30	2.53
Principal Window (mos)	127 - 163	84 - 108	61 - 79	33 - 61	26 - 35

Class M-1 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	5.67	3.77	3.56	3.95	3.89
Principal Window (mos)	51 - 88	37 - 58	40 - 45	44 - 51	35 - 48

Class M-2 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.75	6.41	4.69	4.54	3.99
Principal Window (mos)	88 - 156	58 - 103	45 - 75	51 - 59	48 - 48

Class M-3 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	13.55	8.97	6.56	5.06	3.99
Principal Window (mos)	156 - 163	103 - 108	75 - 79	59 - 61	48 - 48

Class M-4 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.89	5.87	4.53	4.02	3.93
Principal Window (mos)	51 - 163	37 - 108	40 - 79	43 - 61	46 - 48

Class M-5 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.89	5.87	4.51	3.95	3.75
Principal Window (mos)	51 - 163	37 - 108	39 - 79	41 - 61	43 - 48

Class M-6 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.89	5.87	4.50	3.89	3.62
Principal Window (mos)	51 - 163	37 - 108	38 - 79	40 - 61	41 - 48

Class M-7 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.89	5.87	4.48	3.84	3.51
Principal Window (mos)	51 - 163	37 - 108	38 - 79	39 - 61	40 - 48

Class M-8 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.89	5.87	4.48	3.81	3.44
Principal Window (mos)	51 - 163	37 - 108	38 - 79	39 - 61	38 - 48

Class M-9 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.89	5.87	4.46	3.76	3.37
Principal Window (mos)	51 - 163	37 - 108	37 - 79	38 - 61	38 - 48

(1)	Approximately 7.63% of the mortgage pool consists of 10 Year Hybrid Adjustable-Rate Mortgage Loans (ran at the same pricing speed as the Fixed-Rate Mortgage Loans).

Sensitivity Analysis(1)
To Maturity

Class A-2 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	1.71	1.24	1.00	0.84	0.72
Principal Window (mos)	1 - 40	1 - 27	1 - 22	1 - 19	1 - 16

Class A-3 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	4.01	2.65	2.00	1.71	1.49
Principal Window (mos)	40 - 59	27 - 39	22 - 27	19 - 22	16 - 20

Class A-4 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	7.29	4.80	3.25	2.24	1.87
Principal Window (mos)	59 - 127	39 - 84	27 - 61	22 - 33	20 - 26

Class A-5 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	15.37	10.59	7.87	5.57	2.53
Principal Window (mos)	127 - 326	84 - 235	61 - 177	33 - 148	26 - 35

Class M-1 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	5.67	3.77	3.56	3.95	4.31
Principal Window (mos)	51 - 88	37 - 58	40 - 45	44 - 51	35 - 59

Class M-2 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.75	6.41	4.69	4.54	5.72
Principal Window (mos)	88 - 156	58 - 103	45 - 75	51 - 59	59 - 82

Class M-3 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	16.85	11.76	8.75	6.76	7.95
Principal Window (mos)	156 - 277	103 - 190	75 - 152	59 - 118	82 - 119

Class M-4 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.54	6.46	4.97	4.36	4.21
Principal Window (mos)	51 - 243	37 - 177	40 - 130	43 - 101	46 - 81

Class M-5 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.49	6.43	4.92	4.26	4.01
Principal Window (mos)	51 - 233	37 - 169	39 - 125	41 - 96	43 - 77

Class M-6 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.42	6.38	4.87	4.17	3.85
Principal Window (mos)	51 - 222	37 - 161	38 - 118	40 - 91	41 - 73

Class M-7 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.32	6.30	4.79	4.08	3.71
Principal Window (mos)	51 - 208	37 - 151	38 - 110	39 - 85	40 - 68

Class M-8 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.17	6.19	4.70	3.98	3.58
Principal Window (mos)	51 - 192	37 - 139	38 - 101	39 - 78	38 - 62

Class M-9 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.09	6.05	4.58	3.86	3.46
Principal Window (mos)	51 - 177	37 - 126	37 - 92	38 - 71	38 - 56

(2)	Approximately 7.63% of the mortgage pool consists of 10 Year Hybrid Adjustable-Rate Mortgage Loans (ran at the same pricing speed as the Fixed-Rate Mortgage Loans).

Net WAC Rate Cap for Group I Senior Certificates(1)

Period	NWC(2)	NWC(3)	Period	NWC(2)	NWC(3)

1	8.46%	23.11%	41	9.88%	20.61%
2	7.46%	22.11%	42	10.81%	21.56%
3	7.60%	22.10%	43	9.86%	20.38%
4	7.46%	21.93%	44	10.16%	20.61%
5	7.46%	21.80%	45	9.84%	20.17%
6	7.78%	21.91%	46	10.14%	20.70%
7	7.46%	21.77%	47	9.83%	20.25%
8	7.61%	21.74%	48	9.82%	20.15%
9	7.46%	21.52%	49	10.11%	20.38%
10	7.62%	21.47%	50	9.80%	19.94%
11	7.47%	21.24%	51	10.10%	20.18%
12	7.47%	21.09%	52	9.79%	19.75%
13	7.63%	21.05%	53	9.78%	19.65%
14	7.47%	20.82%	54	10.70%	20.63%
15	7.64%	20.79%	55	9.76%	19.45%
16	7.48%	20.55%	56	10.05%	19.69%
17	7.48%	20.42%	57	9.74%	19.26%
18	7.77%	20.51%	58	10.04%	19.52%
19	7.48%	20.15%	59	9.73%	19.09%
20	7.65%	20.14%	60	9.72%	19.00%
21	7.52%	19.79%	61	10.04%	11.59%
22	9.74%	21.69%	62	9.71%	11.20%
23	9.48%	21.16%	63	10.02%	11.55%
24	9.46%	20.91%	64	9.69%	11.16%
25	9.74%	20.94%	65	9.68%	11.15%
26	9.45%	20.54%	66	10.34%	11.90%
27	9.74%	20.68%	67	9.66%	11.11%
28	9.91%	20.92%	68	9.97%	11.46%
29	9.90%	20.79%	69	9.64%	11.08%
30	10.82%	21.58%	70	9.96%	11.43%
31	9.88%	20.53%	71	9.63%	11.04%
32	10.19%	20.70%	72	9.62%	11.03%
33	9.88%	20.31%	73	9.93%	11.37%
34	10.23%	21.13%	74	9.60%	10.99%
35	9.92%	20.69%	75	9.91%	11.34%
36	9.91%	20.57%	76	9.58%	10.96%
37	10.21%	20.77%	77	9.57%	10.94%
38	9.90%	20.34%	78	10.59%	12.09%
39	10.20%	20.55%	79	9.55%	10.90%
40	9.89%	20.73%

(1) Approximately 7.63% of the mortgage pool consists of 10 Year Hybrid Adjustable-Rate Mortgage Loans (run at the same pricing speed as the Fixed-Rate Mortgage Loans).
(2) Assumes 1mLIBOR, 6mLIBOR, and 1yrLIBOR remain constant at 5.3470%, 5.4200% and 5.4000%, respectively and the cashflows are run to the Optional Termination at the pricing speed.
(3) Assumes 1mLIBOR, 6mLIBOR, and 1yrLIBOR increases instantaneously to 20.00%, the cashflows are run to Optional Termination at the Pricing Speed and all payments from the Swap Provider and Cap Provider are received and applied, as applicable.

Net WAC Rate Cap for Group II Senior Certificates(1)

Period	NWC(2)	NWC(3)	Period	NWC(2)	NWC(3)

1	8.41%	23.06%	41	9.73%	20.25%
2	7.41%	22.07%	42	10.64%	21.16%
3	7.56%	22.06%	43	9.71%	20.03%
4	7.41%	21.88%	44	10.00%	20.23%
5	7.41%	21.76%	45	9.69%	19.81%
6	7.74%	21.86%	46	9.98%	20.31%
7	7.42%	21.72%	47	9.67%	19.87%
8	7.57%	21.69%	48	9.66%	19.77%
9	7.42%	21.48%	49	9.95%	19.99%
10	7.57%	21.42%	50	9.64%	19.56%
11	7.42%	21.19%	51	9.93%	19.78%
12	7.42%	21.05%	52	9.62%	19.37%
13	7.58%	21.00%	53	9.61%	19.27%
14	7.42%	20.77%	54	10.52%	20.21%
15	7.59%	20.73%	55	9.59%	19.07%
16	7.43%	20.50%	56	9.88%	19.30%
17	7.43%	20.37%	57	9.58%	18.88%
18	7.71%	20.46%	58	9.88%	19.14%
19	7.43%	20.10%	59	9.58%	18.72%
20	7.60%	20.09%	60	9.57%	18.63%
21	7.46%	19.72%	61	9.88%	11.20%
22	9.53%	21.48%	62	9.55%	10.82%
23	9.28%	20.95%	63	9.85%	11.16%
24	9.26%	20.70%	64	9.53%	10.79%
25	9.53%	20.72%	65	9.52%	10.77%
26	9.24%	20.32%	66	10.17%	11.50%
27	9.52%	20.46%	67	9.50%	10.74%
28	9.72%	20.65%	68	9.81%	11.07%
29	9.71%	20.52%	69	9.48%	10.70%
30	10.61%	21.29%	70	9.78%	11.04%
31	9.69%	20.26%	71	9.46%	10.67%
32	9.98%	20.41%	72	9.45%	10.65%
33	9.68%	20.02%	73	9.75%	10.98%
34	10.08%	20.81%	74	9.43%	10.61%
35	9.77%	20.39%	75	9.73%	10.95%
36	9.76%	20.27%	76	9.41%	10.58%
37	10.05%	20.45%	77	9.40%	10.56%
38	9.74%	20.03%	78	10.39%	11.67%
39	10.03%	20.22%	79	9.38%	10.52%
40	9.74%	20.37%

(1) Approximately 7.63% of the mortgage pool consists of 10 Year Hybrid Adjustable-Rate Mortgage Loans (run at the same pricing speed as the Fixed-Rate Mortgage Loans).
(2) Assumes 1mLIBOR, 6mLIBOR, and 1yrLIBOR remain constant at 5.3470%, 5.4200% and 5.4000% respectively and the cashflows are run to the Optional Termination at the pricing speed.
(3) Assumes 1mLIBOR, 6mLIBOR, and 1yrLIBOR increases instantaneously to 20.00%, the cashflows are run to Optional Termination at the Pricing Speed and all payments from the Swap Provider and Cap Provider are received and applied, as applicable.

Net WAC Rate Cap for Class M Certificates(1)

Period	NWC(2)	NWC(3)	Period	NWC(2)	NWC(3)

1	8.42%	23.07%	41	9.76%	20.32%
2	7.42%	22.08%	42	10.67%	21.24%
3	7.57%	22.07%	43	9.74%	20.09%
4	7.42%	21.89%	44	10.03%	20.30%
5	7.42%	21.76%	45	9.72%	19.88%
6	7.74%	21.87%	46	10.01%	20.38%
7	7.42%	21.73%	47	9.70%	19.95%
8	7.58%	21.70%	48	9.69%	19.84%
9	7.43%	21.49%	49	9.98%	20.06%
10	7.58%	21.43%	50	9.67%	19.63%
11	7.43%	21.20%	51	9.96%	19.85%
12	7.43%	21.06%	52	9.65%	19.44%
13	7.59%	21.01%	53	9.64%	19.34%
14	7.43%	20.78%	54	10.56%	20.29%
15	7.60%	20.74%	55	9.63%	19.14%
16	7.44%	20.51%	56	9.91%	19.37%
17	7.44%	20.37%	57	9.61%	18.95%
18	7.72%	20.47%	58	9.91%	19.21%
19	7.44%	20.11%	59	9.61%	18.79%
20	7.61%	20.10%	60	9.60%	18.70%
21	7.47%	19.74%	61	9.91%	11.27%
22	9.57%	21.52%	62	9.58%	10.89%
23	9.32%	20.99%	63	9.88%	11.24%
24	9.30%	20.74%	64	9.56%	10.86%
25	9.57%	20.76%	65	9.55%	10.84%
26	9.28%	20.36%	66	10.20%	11.57%
27	9.56%	20.50%	67	9.53%	10.81%
28	9.76%	20.70%	68	9.84%	11.15%
29	9.75%	20.57%	69	9.51%	10.77%
30	10.65%	21.34%	70	9.82%	11.11%
31	9.73%	20.31%	71	9.49%	10.74%
32	10.02%	20.47%	72	9.48%	10.72%
33	9.72%	20.07%	73	9.78%	11.06%
34	10.11%	20.87%	74	9.46%	10.68%
35	9.80%	20.45%	75	9.76%	11.02%
36	9.79%	20.33%	76	9.44%	10.65%
37	10.08%	20.51%	77	9.43%	10.63%
38	9.77%	20.09%	78	10.43%	11.75%
39	10.06%	20.29%	79	9.41%	10.59%
40	9.77%	20.44%

(1) Approximately 7.63% of the mortgage pool consists of 10 Year Hybrid Adjustable-Rate Mortgage Loans (run at the same pricing speed as the Fixed-Rate Mortgage Loans).
(2) Assumes 1mLIBOR, 6mLIBOR, and 1yrLIBOR remain constant at 5.3470%, 5.4200% and 5.4000%, respectively and the cashflows are run to the Optional Termination at the Pricing Speed.
(3) Assumes 1mLIBOR, 6mLIBOR, and 1yrLIBOR increases instantaneously to 20.00%, the cashflows are run to Optional Termination at the Pricing Speed and all payments from the Swap Provider and Cap Provider are received and applied, as applicable.

Breakeven Table(1)

Static LIBOR
Class	M1	M2	M3	M4
Rating (S&P/Moody’s)	AA+ / Aa1	AA / Aa2	AA / Aa3	AA- / A1

Loss Severity (%)	40.00	40.00	40.00	40.00
Default (CDR) (%)	25.53	20.79	18.21	16.01
Collateral Loss (%)	19.44	16.98	15.48	14.11

Class	M5	M6	M7	M8
Rating (S&P/Moody’s)	A+ / A2	A / A3	A- / Baa1	BBB / Baa2

Loss Severity (%)	40.00	40.00	40.00	40.00
Default (CDR) (%)	14.08	12.30	10.68	9.34
Collateral Loss (%)	12.82	11.56	10.33	9.27

Class	M9
Rating (S&P/Moody’s)	BBB- / Baa3

Loss Severity (%)	40.00
Default (CDR) (%)	8.36
Collateral Loss (%)	8.45

Forward LIBOR
Class	M1	M2	M3	M4
Rating (S&P/Moody’s)	AA+ / Aa1	AA / Aa2	AA / Aa3	AA- / A1

Loss Severity (%)	40.00	40.00	40.00	40.00
Default (CDR) (%)	25.73	20.99	18.41	16.21
Collateral Loss (%)	19.54	17.09	15.60	14.24

Class	M5	M6	M7	M8
Rating (S&P/Moody’s)	A+ / A2	A / A3	A- / Baa1	BBB / Baa2

Loss Severity (%)	40.00	40.00	40.00	40.00
Default (CDR) (%)	14.28	12.50	10.87	9.53
Collateral Loss (%)	12.96	11.70	10.48	9.42

Class	M9
Rating (S&P/Moody’s)	BBB- / Baa3

Loss Severity (%)	40.00
Default (CDR) (%)	8.55
Collateral Loss (%)	8.61

Assumptions:
Run at Pricing Speed to Maturity
All Trigger Events failing
12 month lag to recovery
“Break” is the CDR that creates the first dollar loss on the related bond
Defaults are in addition to prepayments
Servicer advances 100% of principal and interest until liquidation

(1)	Approximately 7.63% off the mortgage pool consists of 10 Year Hybrid Adjustable-Rate Mortgage Loans (run at the same pricing speed as the Fixed-Rate Mortgage Loans).

Excess Spread(1)

Period	% At Static LIBOR (2)(4)	% At Fwd LIBOR (3)(4)	1m Fwd LIBOR (%)	6m Fwd LIBOR (%)	1yr Fwd LIBOR (%)	Period	% At Static LIBOR (2)(4)	% At Fwd LIBOR (3)(4)	1m Fwd LIBOR (%)	6m Fwd LIBOR (%)	1yr Fwd LIBOR (%)
1	2.67631	2.67631	5.3470	5.4200	5.4000	47	4.37517	4.48186	5.0536	5.2317	5.3271
2	2.12208	2.12231	5.3561	5.4188	5.3882	48	4.36402	4.47042	5.0554	5.2409	5.3335
3	2.12537	2.12558	5.3717	5.3989	5.3583	49	4.49397	4.55515	5.1092	5.2506	5.3408
4	2.12164	2.12220	5.3929	5.3678	5.3199	50	4.34157	4.38171	5.1461	5.2595	5.3486
5	2.12096	2.12103	5.3651	5.3377	5.2846	51	4.47197	4.50438	5.1518	5.2668	5.3545
6	2.14586	2.14646	5.3060	5.3023	5.2512	52	4.31893	4.38162	5.1568	5.2747	5.3623
7	2.11956	2.12180	5.2385	5.2571	5.2120	53	4.30753	4.36596	5.1634	5.2824	5.3678
8	2.13118	2.13694	5.2010	5.2146	5.1776	54	4.72373	4.76684	5.1671	5.2859	5.3726
9	2.11849	2.12765	5.1672	5.1766	5.1491	55	4.28458	4.33871	5.1710	5.2905	5.3791
10	2.13587	2.15095	5.1279	5.1363	5.1208	56	4.41615	4.46212	5.1772	5.2967	5.3840
11	2.11719	2.14116	5.0629	5.0962	5.0937	57	4.26246	4.30974	5.1822	5.3008	5.3886
12	2.11640	2.14905	5.0215	5.0659	5.0760	58	4.41495	4.47050	5.1885	5.3057	5.3933
13	2.14188	2.18406	4.9779	5.0322	5.0575	59	4.25938	4.31616	5.1928	5.3106	5.3986
14	2.11480	2.16747	4.9448	5.0072	5.0452	60	4.24746	4.30084	5.1980	5.3165	5.4032
15	2.14579	2.20880	4.9046	4.9903	5.0392	61	4.40251	4.49530	5.1876	5.3236	5.4093
16	2.11340	2.18889	4.8737	4.9739	5.0334	62	4.20769	4.31187	5.1817	5.3277	5.4137
17	2.11259	2.19513	4.8710	4.9622	5.0328	63	4.38063	4.47569	5.1863	5.3326	5.4186
18	2.19097	2.28078	4.8385	4.9577	5.0342	64	4.19135	4.30284	5.1912	5.3370	5.4243
19	2.11094	2.21691	4.8184	4.9557	5.0380	65	4.18077	4.28737	5.1964	5.3425	5.4294
20	2.15418	2.25881	4.8448	4.9574	5.0434	66	4.53713	4.63061	5.2004	5.3456	5.4341
21	2.13738	2.26647	4.8173	4.9618	5.0518	67	4.15959	4.25988	5.2033	5.3498	5.4395
22	4.10422	4.24285	4.8132	4.9681	5.0603	68	4.33247	4.42372	5.2082	5.3545	5.4436
23	3.99834	4.34806	4.8511	4.9759	5.0702	69	4.14008	4.23240	5.2121	5.3592	5.4484
24	3.98222	4.34405	4.8320	4.9846	5.0807	70	4.32215	4.41960	5.2168	5.3654	5.4546
25	4.09891	4.44535	4.8349	4.9946	5.0911	71	4.13766	4.23534	5.2208	5.3704	5.4581
26	3.95940	4.28814	4.8767	5.0041	5.1026	72	4.13656	4.22873	5.2264	5.3763	5.4624
27	4.09380	4.41822	4.8631	5.0154	5.1137	73	4.31796	4.41369	5.2187	5.3829	5.4673
28	4.45192	4.59936	4.8717	5.0265	5.1247	74	4.13519	4.23654	5.2172	5.3866	5.4706
29	4.44383	4.56333	4.9125	5.0395	5.1383	75	4.31649	4.40945	5.2219	5.3912	5.4718
30	4.83860	4.93380	4.9054	5.0490	5.1492	76	4.13496	4.24325	5.2252	5.3961	5.4731
31	4.42761	4.55138	4.9095	5.0597	5.1617	77	4.13539	4.23886	5.2300	5.3995	5.4741
32	4.55595	4.64788	4.9426	5.0720	5.1736	78	4.67767	4.76699	5.2333	5.4015	5.4753
33	4.41380	4.52049	4.9369	5.0825	5.1863	79	4.13718	4.23469	5.2359	5.4046	5.4748
34	4.64672	4.72697	4.9469	5.0940	5.1982
35	4.50220	4.57271	4.9788	5.1069	5.2103
36	4.49353	4.56641	4.9768	5.1188	5.2216
37	4.62212	4.67582	4.9933	5.1315	5.2324
38	4.41025	4.44623	5.0380	5.1435	5.2448
39	4.56144	4.59056	5.0401	5.1570	5.2542
40	4.43233	4.51035	5.0422	5.1695	5.2652
41	4.42615	4.50450	5.0434	5.1830	5.2761
42	4.83564	4.89230	5.0450	5.1903	5.2843
43	4.40797	4.48713	5.0456	5.1986	5.2940
44	4.53883	4.60975	5.0487	5.2088	5.3023
45	4.38979	4.46876	5.0498	5.2149	5.3105
46	4.52542	4.62526	5.0518	5.2230	5.3181

(1) Approximately 7.63% of the mortgage pool consists of 10 Year Hybrid Adjustable-Rate Mortgage Loans (run at the same pricing speed as the Fixed-Rate Mortgage Loans).
(2) Assumes 1mLIBOR, 6mLIBOR, and 1yrLIBOR remain constant at 5.3470%, 5.4200% and 5.4000%, respectively and the cashflows are run to the Optional Termination at the Pricing Speed.
(3) Assumes 1mLIBOR, 6mLIBOR, and 1yrLIBOR are run at the indicated forward curves, the cashflows are run to Optional Termination at the Pricing Speed and all payments from the Swap Provider and Cap Provider are received and applied, as applicable.
(4) Calculated as (a) interest collections on the Mortgage Loans (net of the Servicing Fee, the Master Servicing Fee and the Credit Risk Manager Fee and any payments made to the Swap Provider), plus any payments made to the trust by the Swap Provider and Cap Provider, less the aggregate interest on the Certificates divided by (b) the aggregate principal balance of the Mortgage Loans as of the beginning period (annualized).